_______________________________________________________________________________

                    ASSET PURCHASE AGREEMENT

                          BY AND AMONG

       TRANSCONTINENTAL CAPITAL CORPORATION (BERMUDA) LTD.

                          (AS SELLER),

                      SEABOARD CORPORATION

                       (AS SELLER PARENT),

                               AND

               PUEBLO VIEJO DOMINICANA CORPORATION

                           (AS BUYER),

                 dated as of SEPTEMBER 23, 2008

_______________________________________________________________________________



                        TABLE OF CONTENTS

                                                             Page

ARTICLE I       DEFINITIONS                                     1

     1.1  DEFINITIONS                                           1
     1.2  CONSTRUCTION                                         16

ARTICLE II      PURCHASE AND SALE OF ASSETS                    16

     2.1  PURCHASE AND SALE                                    16
     2.2  EXCLUDED ASSETS                                      18
     2.3  ASSUMPTION OF ASSUMED LIABILITIES                    19
     2.4  EXCLUDED LIABILITIES                                 19
     2.5  CLOSING; SELLER DELIVERY FAILURE                     20
     2.6  CLOSING DELIVERIES BY SELLER                         21
     2.7  CLOSING DELIVERIES BY BUYER                          23
     2.8  LOCAL DOMINICAN DOCUMENTS                            23
     2.9  SECURITY AGREEMENT                                   23
     2.10 ESCROW AGREEMENT                                     23
     2.11 CONDITIONS PRECEDENT TO RELEASE OF THE EFFECTIVE
           ESCROW DEPOSIT                                      24
     2.12 PRE-EFFECTIVE DATE INSPECTION                        25

ARTICLE III     PURCHASE PRICE; ADJUSTMENTS; ALLOCATIONS       25

     3.1  PURCHASE PRICE                                       25
     3.2  PAYMENT OF THE CLOSING DATE PAYMENT                  27
     3.3  ALLOCATION OF PURCHASE PRICE                         28
     3.4  NONASSIGNABILITY OF ASSETS                           28

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES  29

     4.1  ORGANIZATION                                         29
     4.2  AUTHORIZATION                                        29
     4.3  CONSENTS AND APPROVALS; NO VIOLATIONS                29
     4.4  TITLE                                                29
     4.5  ABSENCE OF MATERIAL ADVERSE EFFECT                   29
     4.6  LITIGATION                                           30
     4.7  COMPLIANCE WITH APPLICABLE LAW                       30
     4.8  CONTRACTS                                            30
     4.9  TAXES                                                30
     4.10 PERMITS                                              31
     4.11 BARGES AND TANGIBLE PERSONAL PROPERTY                31
     4.12 CERTAIN FEES                                         32
     4.13 CONDUCT IN THE ORDINARY COURSE                       32
     4.14 INSURANCE                                            32
     4.15 TRUTH                                                32
     4.16 ENVIRONMENTAL AND OTHER PERMITS AND LICENSES;
           RELATED MATTERS                                     32
     4.17 LABOR MATTERS AND EMPLOYEE BENEFITS                  33
     4.18 ABSENCE OF CERTAIN PAYMENT OBLIGATIONS               33

     4.19 NO OTHER REPRESENTATIONS OR WARRANTIES               33

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF BUYER        34

     5.1  ORGANIZATION                                         34
     5.2  AUTHORIZATION                                        34
     5.3  CONSENTS AND APPROVALS; NO VIOLATIONS                34
     5.4  LITIGATION                                           34
     5.5  CERTAIN FEES                                         35
     5.6  BUYER QUALIFICATIONS                                 35
     5.7  INDEPENDENT REVIEW                                   35

ARTICLE VI      COVENANTS                                      35

     6.1  PRE-CLOSING COVENANTS                                35
     6.2  OPERATION AND MAINTENANCE OF ACQUIRED ASSETS         35
     6.3  ACCESS TO INFORMATION                                36
     6.4  CONSENTS                                             36
     6.5  FURTHER ASSURANCES                                   37
     6.6  WIND DOWN                                            37
     6.7  SHIPPING OF ACQUIRED ASSETS FROM DELIVERY POINT      44
     6.8  PUBLIC ANNOUNCEMENTS                                 44
     6.9  TAX MATTERS                                          44
     6.10 CONFIDENTIALITY                                      45
     6.11 SOLICITATION BY BUYER                                45
     6.12 INSURANCE COVERAGE; RISK OF LOSS                     46
     6.13 TRANSFER TAXES; EXPENSES; VAT                        46
     6.14 ASSISTANCE IN COLLECTING CERTAIN AMOUNTS             46
     6.15 EXCLUDED LIABILITIES                                 47
     6.16 ESCROW                                               47
     6.17 DR EMPLOYEES WARRANTY                                47
     6.18 PERMITS                                              47
     6.19 CERTIFICATIONS                                       47

ARTICLE VII     INDEMNIFICATION                                48

     7.1  INDEMNIFICATION OBLIGATIONS OF SELLER PARTIES        48
     7.2  INDEMNIFICATION OBLIGATIONS OF BUYER                 48
     7.3  SURVIVAL                                             49
     7.4  INDEMNIFICATION PROCEDURE                            49
     7.5  SELLER LIABILITY LIMITS                              50
     7.6  BUYER LIABILITY LIMITS                               52
     7.7  REASONABLE STEPS TO MITIGATE                         53
     7.8  EXCLUSIVE REMEDIES                                   53
     7.9  FORCE MAJEURE LOSSES                                 53

ARTICLE VIII    TERMINATION                                    53

     8.1  TERMINATION                                          53
     8.2  PROCEDURE AND EFFECT OF TERMINATION                  54
     8.3  TERMINATION FEES                                     55
     8.4  NO DUPLICATE PAYMENTS                                56

ARTICLE IX      MISCELLANEOUS                                  56

     9.1  FEES AND EXPENSES                                    56
     9.2  NOTICES                                              56
     9.3  SEVERABILITY                                         59
     9.4  BINDING EFFECT; ASSIGNMENT                           59
     9.5  NO THIRD-PARTY BENEFICIARIES                         59
     9.6  ENTIRE AGREEMENT                                     59
     9.7  GOVERNING LAW AND CHOICE OF FORUM                    59
     9.8  WAIVER OF JURY TRIAL                                 60
     9.9  PROCESS AGENTS                                       60
     9.10 SPECIFIC PERFORMANCE                                 60
     9.11 COUNTERPARTS                                         60
     9.12 AMENDMENT; MODIFICATION                              61
     9.13 DISCLOSURE SCHEDULES                                 61
     9.14 WAIVER                                               61

Exhibits

Exhibit A Form of Assignment and Assumption Agreement
Exhibit B Form of Bills of Sale
Exhibit C Form of Escrow Agreement
Exhibit D Protocol of Delivery and Acceptance
Exhibit E Form of Security Agreement
Exhibit F Form of Transfer Deed
Exhibit G Form of Notice to the Dominican Tax Authorities
Exhibit H Form of Notice to the Dominican Labor Department
Exhibit I Form of Hipoteca Naval
Exhibit J Form of Monthly Maintenance Report
Exhibit K Form of Contrato de Prenda de la Concesion
Exhibit L Form of Contrato de Prenda sin Desapoderamiento
Exhibit M Fuel Calculation Example
Exhibit N Replacement Power Example

Schedules

Schedule 1.1(a)     Hull Test Guidelines for Minimum Hull Standards
Schedule 1.1(b)     Knowledge of Buyer
Schedule 1.1(c)     Knowledge of Seller
Schedule 1.1(d)     Performance Test Guidelines for Baseline Performance Levels
Schedule 1.1(e)     Permitted Liens
Schedule 1.1(f)     Prudent Standards and Practices
Schedule 1.1(g)     Hull Maintenance
Schedule 1.1(h)     Effective Date Certificate
Schedule 1.1(i)     Known Hull Repair Issues On or Before Presigning Inspection
Schedule 2.1(a)     Generation Assets
Schedule 2.1(b)     Spare Parts Expected to be on Hand at Closing
Schedule 2.1(c)     Tangible Personal Property
Schedule 2.1(d)     Contracts
Schedule 2.1(g)     Permits
Schedule 2.2(g)     Events or Occurrences for Claims
Schedule 3.2        Inventory Schedule
Schedule 3.3        Allocation of Purchase Price
Schedule 4.5        Certain Exceptions
Schedule 4.6        Litigation
Schedule 4.8        Contingencies with Respect to Contracts
Schedule 4.9        Taxes
Schedule 4.10       Permit Exceptions
Schedule 4.14       Insurance
Schedule 4.15       Data and Documents
Schedule 4.16       Environmental Matters
Schedule 4.17       Schedule of Employees and Benefits
Schedule 6.11       Restricted Employees

                    ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT, dated September 23, 2008 (this "Agreement"), is made and entered into by and among TRANSCONTINENTAL CAPITAL CORPORATION (BERMUDA) LTD., a Bermuda company limited by shares ("Seller"), SEABOARD CORPORATION, a Delaware corporation ("Seller Parent"), and PUEBLO VIEJO DOMINICANA CORPORATION, a Barbados corporation registered as a branch in the Dominican Republic ("Buyer"). Each of Seller, Seller Parent and Buyer are sometimes individually referred to in this Agreement as a "Party" and collectively as the "Parties."

                      W I T N E S S E T H:

     WHEREAS, Buyer and Seller desire to enter into this Agreement pursuant to which (i) Seller will sell to Buyer, and Buyer will purchase from Seller, certain assets, and (ii) Seller will assign, and Buyer will assume, certain liabilities and obligations of Seller associated with such assets (collectively, the "Acquisition");

     WHEREAS, Seller Parent also desires to enter into this Agreement and undertake certain obligations and assume certain liabilities in connection with the Acquisition; and

     WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                            ARTICLE I
                           DEFINITIONS

     1.1 Definitions. The following terms, as used in this Agreement, have the following meanings:

     "Accrued Employee Termination Amount" means the accrued termination and severance benefits under the laws and regulations of the Dominican Republic due from the beginning of employment up until the actual date of transfer of employment from Seller to Buyer for those employees of Seller.

     "Acquired Assets" has the meaning set forth in Section  2.1.

     "Acquisition" has the meaning set forth in the Recitals.

     "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by, or under common Control with, such specified Person.

     "Agreed kWh Rate" means the sum of (a) 2.6 cents (U.S.) plus
(b)  the product of the Heat Rate Baseline multiplied by the Fuel
Cost divided by the BTU per BBL.

     "Agreement" has the meaning set forth in the Preamble.

     "Ambient   Conditions"  has  the  meaning   set   forth   in
Schedule 1.1(d).

     "Ancillary Documents" means the Seller Ancillary Documents and Buyer Ancillary Documents.

     "Assignment  and  Assumption Agreement" means  that  certain
Assignment and Assumption Agreement, by and between Buyer and Seller, in substantially the form attached hereto as Exhibit A.

     "Assumed   Liabilities"  has  the  meaning  set   forth   in
Section 2.3 .

     "Barge A" means, as at the date of the signing of this Agreement, the Panamanian flagged barge, "Estrella Del Norte", Patente de Navegacion No. 19564-PEXT-1, and the Generation Assets owned and operated by Seller thereon, which is currently located at Avenida La Marina (Avenida del Puerto) Muelle Timbeque, Santo Domingo, Distrito Nacional, Dominican Republic.

     "Barge A Purchase Price" means Nineteen Million Five Hundred
Thousand Dollars (U.S. $19,500,000).

     "Barge B" means, as at the date of the signing of this Agreement, the Panamanian flagged barge, "Estrella Del Mar I", Patente de Navegacion No. 28070-01-B, and the Generation Assets owned and operated by Seller thereon, which is currently located at Avenida La Marina (Avenida del Puerto) Muelle Timbeque, Santo Domingo, Distrito Nacional, Dominican Republic.

     "Barge  B  Purchase  Price" means  Forty-Nine  Million  Five
Hundred Thousand Dollars (U.S. $49,500,000).

     "Barges" has the meaning set forth in Section 2.1 (a).

     "Base   Purchase  Price"  has  the  meaning  set  forth   in
Section 3.1 .

     "Baseline Hull Condition" means the state of the Barges' hulls as determined during the Pre-Effective Date Inspection in accordance with the Hull Test Guidelines and the Hull Test Procedures, listed in Schedule 1.1(a), which, for the avoidance of doubt, shall take into account, in the case of the covenants to be performed by Seller pursuant to Section 6.2(a) and the tests and covenants to be performed in connection with the Closing in accordance with Section 6.6 , any tolerance or degradation expressly permitted by the Hull Test Guidelines and the Hull Test Procedures.

     "Baseline Performance Levels" means those levels determined during the Pre-Effective Date Inspection for the Heat Rate Baseline, the Net Electrical Capacity Baseline, the Capacity Factor Baseline, the Lubricating Oil Consumption Baseline, Stack Emissions Baseline and the Noise Emissions Baseline (with respect to the Generation Assets operating individually or simultaneously in compliance with all applicable Laws and within acceptable operating limits as recommended by the manufacturer and specified in the manufacturer's operations and maintenance manuals), tested in accordance with the Performance Test Guidelines and the Performance Test Procedures, which, for the avoidance of doubt, shall take into account, in the case of the covenants to be performed by Seller pursuant to Section 6.2(a) and the tests and covenants to be performed in connection with the Closing in accordance with Section 6.6 , (a) any tolerance or degradation expressly permitted by the Performance Test Guidelines and Performance Test Procedures and (b) with respect to the Noise Emissions Baseline, the fact that Seller's obligations shall be limited as provided in Section 4.F.3 of Schedule 1.1(d).

     "Baseline Termination Notice" has the meaning set  forth  in
Section 2.12 .

     "Bills of Sale" means those bills of sale required by the Dominican Republic to register the Barges in Buyer's name in the form attached hereto as Exhibit B.

     "Books and Records" has the meaning set forth in Section 2.1
(e).

     "BTU per BBL" means an amount equal to product of fuel density in kg/m3 and lower heating value in MJ/kg multiplied by a factor of 150.7. The values for fuel density and lower heating values will be based on actual fuel sample test results that will be obtained from a reputable lab. In situations where fuel sample results are not available, a generalized value of 6,000,000 BTU/barrel will be used.

     "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in The
City  of  New  York,  United States, or Santo Domingo,  Dominican
Republic.

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Ancillary Document" means any deed, public instrument, certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Buyer or any Affiliate of Buyer in connection with the Acquisition pursuant to this Agreement.

     "Buyer Fundamental Representations" has the meaning set forth in Section 7.2 (a).

     "Buyer Indemnified Parties" means Buyer and its Affiliates and each of their respective officers, directors, employees, agents, successors and permitted assigns.

     "Buyer Interest Payment" means an amount calculated at simple interest at the rate of two and one-half percent (2.5%) per annum on the amount of the Escrow Deposit for the time period commencing on and including March 1, 2009 and ending on and including the date on which the Escrow Deposit is deposited with the Escrow Agent by Buyer pursuant to Section 3.1 (b).

     "Capacity   Factor"   has   the   meaning   set   forth   in
Schedule 1.1(d).

     "Capacity  Factor  Baseline" has the meaning  set  forth  in
Schedule 1.1(d).

     "Capacity  Factor  Test"  has  the  meaning  set  forth   in
Schedule 1.1(d).

     "Chase  Lien"  means  the pledge on  the  assets  of  Seller created in the public records of Bermuda under the Pledge Agreement, dated as of January 19, 1990, between Seaboard Overseas Limited and The Chase Manhattan Bank (National Association), as amended by Amendment No. 1, dated as of November 24, 1993, among Seaboard Overseas Limited, Seller, and The Chase Manhattan Bank (National Association).

     "Chosen   DR  Employees"  has  the  meaning  set  forth   in
Section 6.11 .

     "Closing" has the meaning set forth in Section 2.5(a).

     "Closing Date" has the meaning set forth in Section 2.5(a).

     "Closing  Date  Payment"  has  the  meaning  set  forth   in
Section 3.1 (c).

     "Closing   Notice"   has   the   meaning   set   forth    in
Section 2.5(a).

     "Commercially Reasonable Efforts" means efforts which do not require the performing Party to expend material funds or incur material obligations.

     "Concession" means (i) that concession granted to Seller for the generation, distribution and commercialization of electricity produced by its power plant installed on Barge A pursuant to Resolution 3-92 of the Directorio de Desarrollo y Reglamentacion de la Industria de la Energia Electrica (DDRIE) on April 13, 1992, pursuant to Law 14-90, and Resolution No. 24-2001 of the Superintendence of Electricity dated October 9, 2001, (ii) those documents granting to the Seller the legal rights for the generation, distribution and commercialization of the electricity produced by its power plant installed on Barge B, including a certain power purchase agreement executed with the then state-owned electricity company, Corporacion Dominicana de Electricidad, dated June 2, 1989, and its amendments, and Resolution No. 24-2001 of the Superintendence of Electricity dated October 9, 2001, and (iii) the Generation Concession granted by the Dominican State to the Transcontinental Capital Corporation (Bermuda) Ltd. in connection with the Barges pursuant to General Electricity Law No. 125-01.

     "Confidential  Information" has the  meaning  set  forth  in
Section 6.10 .

     "Contracts" has the meaning set forth in Section 2.1 (d).

     "Control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Damaged  Assets" has the meaning set forth in  Section  6.6
(c).

     "Damage  Period" has the meaning set forth  in  Section  6.6
(f).

     "Decommission  Certificate" has the  meaning  set  forth  in
Section 6.19 (a).

     "Decommission Non-Authorization Event" means the failure of Seller, after exercising Commercially Reasonable Efforts, to obtain, on or before September 30, 2009, the Decommission
Certificate.

     "Delinquent   Barge(s)"  has  the  meaning  set   forth   in
Section 6.6 (f).

     "Delinquent  Date" has the meaning set forth in Section  6.6
(f).

     "Delivery   Point"   has   the   meaning   set   forth    in
Section 6.6(a)(i).

     "Delivery   Window"  means  the  sixty   (60)   day   period
immediately following the Wind Down Date unless extended in accordance with Section 6.6 (b) due to a Force Majeure Event.

     "Dollars" or "U.S. $" means the lawful currency of the United States of America.

     "DR Employees" has the meaning set forth in Section 4.17 .

     "Dry  Dock  Force Majeure Event" means items (a), (b),  (c),
(d) and (e) of the definition of Force Majeure Event except that with respect to items (a) and (c) it includes naturally occurring phenomena to the extent occurring in the Caribbean, and with respect to item (d) to the extent that there are no dry docking facilities available for the Barges in the Caribbean after Buyer has used Commercially Reasonable Efforts, after Buyer has delivered the Wind Down Notice to Seller, to procure reservations for dry docking for the Barges.

     "Early Decommission Date" means (a) if the Extension Period is zero days, then the "Early Decommission Date" is the Wind Down Date and (b) if the Extension Period is one (1) or more days, then the "Early Decommission Date" is the last calendar day of the period which commences on the Wind Down Date and ends "X" number of days immediately following the Wind Down Date, where "X" is equal to the number of days included in the Extension Period.

     "Early Decommission Payment" means an amount equal to the lesser of (A) Three Million Seven Hundred Fifty Thousand Dollars (U.S. $3,750,000) or (B) the product of (1) Forty-One Thousand Six Hundred Sixty-Seven Dollars (U.S. $41,667) times (2) the number of days (inclusive) during the period commencing on the Early Decommission Date and ending on December 31, 2010.

     "Early Termination Event" means the failure of Seller, despite Seller's exercise of Commercially Reasonable Efforts, to satisfy the condition set forth in Section 2.11 (b) or
Section 2.11 (c) by September 30, 2009, if such has not been permanently waived by Buyer in writing by October 31, 2009.

     "Effective Date" means the eleventh (11th) Business Day after Buyer has given Seller the Effective Date Certificate.

     "Effective Date Certificate" has the meaning set   forth  in
Section 2.12 .

     "Effective  Escrow  Deposit" has the meaning  set  forth  in
Section 3.1 (a).

     "Effective Escrow Deposit Date" has the meaning set forth in
Section 3.1 (a).

     "Effective Escrow Deposit Release Date" has the meaning set forth in Section 2.11 .

     "Effluent   Emissions"  has  the  meaning   set   forth   in
Schedule 1.1(d).

     "Effluent Emissions Baseline" has the meaning set  forth  in
Schedule 1.1(d).

     "Effluent  Emissions  Test" has the  meaning  set  forth  in
Schedule 1.1(d).

     "Environmental Laws" means all Laws, as in effect as of the date hereof or as in effect with respect to any time period after the date hereof but prior to, and including the date of, the Closing Date, with respect to the Acquired Assets and the Power Business and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or hazardous materials.

     "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law with respect to the Acquired Assets or the power business.

     "Escrow Account" means a United States Dollar interest bearing account at Escrow Agent.

     "Escrow Agent" means the Bank of New York.

     "Escrow Agreement" means that escrow agreement by and among Seller, Buyer and the Escrow Agent in the form of Exhibit C.

     "Escrow  Deposit" has the meaning set forth in  Section  3.1
(b).

     "Escrow Fraction" means the fraction, the numerator of which is the amount of the Escrow Deposit which is to be paid to Seller on the Closing Date, and the denominator of which is the total amount of the Escrow Deposit (determined as of the Closing Date prior to any distribution thereof to Buyer or Seller).

     "Escrow  Interest  Amount"  has the  meaning  set  forth  in
Section 3.1 (b).

     "Escrow Shortfall" has the meaning set forth in Section II.2 of the Escrow Agreement.

     "Excluded Assets" has the meaning set forth in Section 2.2 .

     "Excluded  Liabilities"  has  the  meaning  set   forth   in
Section 2.4 .

     "Extension Period" means (a) if the Closing Date occurs within sixty (60) days after the Wind Down Date, then the "Extension Period" is zero days, (b) if the Closing Date occurs after the sixtieth (60th) day following the Wind Down Date, and the delay beyond such sixtieth (60th) day is due solely to delay or nonperformance by Buyer of its obligations under this Agreement, then the "Extension Period" is zero days or (c) if the Closing Date occurs after the sixtieth (60th) day following the Wind Down Date, and the delay beyond such sixtieth (60th) day is for any reason (including a Force Majeure Event or delay or nonperformance by Seller of its obligations under this Agreement) not listed in clause (b), then the "Extension Period" is equal to the number of days (inclusive) in the period commencing on the sixty-first (61st) day following the Wind Down Date and ending on the earlier of the Closing Date or December 31, 2010.

     "Final  Testing  Period"  has  the  meaning  set  forth   in
Section 6.6 (a)(ii).

     "Financing  Party" means any Person providing  financing  to
Buyer   and  its  Affiliates,  including  any  trustee  or  agent
representing such Person.

     "First Anniversary" means the first anniversary of the date as of which Buyer has filed an action seeking specific performance by Seller of this Agreement or the Acquisition following the failure of the Closing to have occurred as required by this Agreement with respect to a Delinquent Barge.

     "First   Closing  Date"  has  the  meaning  set   forth   in
Section 6.6 (e).

     "Force  Majeure  Event" means any of  the  following  events which are outside of the asserting Party's control that materially and adversely affect the performance by that Party of its obligations (other than payment obligations) under or pursuant to this Agreement:

          (a) the following naturally occurring phenomena to the extent occurring in the Dominican Republic: acts of God including storms, floods, hurricanes, tornadoes, earthquakes, tsunamis, volcanic eruptions, landslides, famines, plagues or epidemics;

          (b)  fires and explosions;

          (c)  to  the  extent such events occur in the Dominican
     Republic: sabotage, wars, blockades, insurrections, riots or acts of terrorism;

          (d)  to  the  extent such events occur in the Dominican
     Republic:  impossibility  to  obtain  materials,   supplies,
     permits or labor; or

          (e) any laws, orders, rules, regulations, acts or restraints of any Governmental Entity or authority (civil or military) (that are not attributable to the acts or omissions or provocation of the asserting Party, or their respective contractors, subcontractors, employees, officers, directors or agents) to the extent such laws, orders, rules, regulations acts or restraints directly affect the ownership (or ability to transfer ownership) or operation of the Acquired Assets, so long as the foregoing are not within the control of the asserting Party and which by the exercise of due diligence, oversight and planning the asserting Party is unable to prevent or overcome. For the purposes of this Agreement, the expression "due diligence, oversight and planning" means the level of duty and care expected of a reasonable and prudent operator of assets similar to, or like, the Acquired Assets. No consequence or circumstances knowingly created by, and no intentional act or omission of, the asserting Party or any of its contractors, subcontractors, agents, employees, officers or directors of the foregoing shall ever (a) constitute a Force Majeure Event or (b) relieve the asserting Party from an obligation or requirement hereunder. Any increase in the cost of performance not resulting from the Force Majeure Event shall not be a Force Majeure Event.

     "Force Majeure Delivery Failure" has the meaning set forth in Section 6.6 (b).

     "Force  Majeure  Exclusion" has the  meaning  set  forth  in
Section 6.6 (b).

     "Force  Majeure  Notice"  has  the  meaning  set  forth   in
Section 6.6 (b).

     "Force  Majeure Termination" has the meaning  set  forth  in
Section 6.6 (b).

     "Fuel Cost" means the sum of (a)(i) 40% times the cost of a barrel of Fuel Oil No. 6 (1% sulfur) for the day in question, which cost of a barrel shall be determined for the purposes hereof by taking the average of the high and low price for such day as published by Platts U.S. Marketscan under the heading Gulf Coast Waterborne, plus (ii) 60% times the cost of a barrel of Fuel Oil No. 6 (3% sulfur) for the day in question, which cost of a barrel shall be determined for the purposes hereof by taking the average high and low price for such day as reported by Platts U.S. Marketscan under the heading Gulf Coast Waterborne plus
(b) $7 per barrel. An example of such calculation is attached as Exhibit M.

     "Fuel Oil" has the meaning set forth in Schedule 1.1(d).

     "Fuel Samples" has the meaning set forth in Schedule 1.1(d).

     "Generation Assets" has the meaning set forth in Section 2.1
(a).

     "Governmental Entity" means any nation or government, any state, municipality or other political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

     "Heat Rate" has the meaning set forth in Schedule 1.1(d).

     "Heat   Rate  Baseline"  has  the  meaning  set   forth   in
Schedule 1.1(d).

     "Heat   Rate   Test"   has   the  meaning   set   forth   in
Schedule 1.1(d).

     "Hull Escrow Amount" means, in the case where both Barges are being sold to Buyer by Seller at the Closing, Three Million Dollars (U.S. $3,000,000) and, in the case where only one Barge is being sold to Buyer by Seller at the Closing, One Million Five Hundred Thousand Dollars (U.S. $1,500,000).

     "Hull Maintenance" means, with respect to the Barges, inspections and servicing of their hulls in accordance with the guidelines set forth in Schedule 1.1(g).

     "Hull  Net  Repair  Cost"  has  the  meaning  set  forth  in
Section 6.6 (a)(iii).

     "Hull  Test  Guidelines"  has  the  meaning  set  forth   in
Schedule 1.1(a).

     "Hull  Test  Procedures"  has  the  meaning  set  forth   in
Schedule 1.1(a).

     "Income Tax" means any tax (whether U.S., Panamanian or Dominican or any Governmental Entity of the U.S. or Dominican Republic) based on or measured by reference to net income or capital gains, including any interest, penalty or addition thereto, whether disputed or not.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed  money;  (b)  all obligations of  such  Person  for  the deferred purchase price of property or services; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person as lessee under leases that have been or should be recorded as capital leases; (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such
Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property
(including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified  Party"  means  a Buyer  Indemnified  Party  or
Seller Indemnified Party, as applicable.

     "Indemnifying   Party"  has  the  meaning   set   forth   in
Section 7.4(a).

     "Insured  Event" has the meaning set forth  in  Section  6.2
(d).

     "Interest Rate" means two and one-half percent (2.5%) per annum.

     "Inventory   Schedule"  has  the  meaning   set   forth   in
Section 3.2 .

     "Knowledge of Buyer" means the actual knowledge as of the date hereof or the Closing Date of any of the individuals listed on Schedule 1.1(b), as well as any successor to those individuals or similar positions if such positions no longer exist; it being understood that all managerial persons of Buyer are hereby included.

     "Knowledge of Seller" means the actual knowledge as of the date hereof or the Closing Date of (a) any of the six individuals listed on Schedule 1.1(c) under the caption "Executive Group", as well as any successor to any of those individuals or any individual holding a position with similar responsibilities,
(b) all managerial persons of Seller and all managerial persons of Seller Parent who have responsibility for the Power Business, and (c) in the case of Section 4.11, in addition to the persons described in the foregoing clauses (a) and (b), those four individuals listed on Schedule 1.1(c) under the caption "Persons Reviewing Sections 4.5 and 4.11".

     "Known Hull Repair Issues" means those items needing repair listed on Schedule 1.1(i).

     "Law"   means   any   material   statutes,   rules,   codes,
regulations,  ordinances or orders of, or issued by, Governmental
Entities.

     "Liens" means mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances filed in the public records.

     "Loss" has the meaning set forth in Section 7.1 .

     "Lubricating Oil Consumption" has the meaning set  forth  in
Schedule 1.1(d).

     "Lubricating Oil Consumption Baseline" has the meaning set forth in Schedule 1.1(d).

     "Lubricating Oil Consumption Test" has the meaning set forth in Schedule 1.1(d).

     "Major Delivery Failure" means, with respect to a Barge, the failure of four (4) or more engine generation sets on that Barge to operate in a manner, which meets the Required Operating
Condition of those engines.

     "Market Rates" has the meaning set forth in Section 6.6 (f).

     "Material Adverse Effect" means a material adverse effect on the physical and operating condition of the Acquired Assets, taken as a whole; provided, however, that in determining whether there has been or would be a "Material Adverse Effect", any adverse change in the Acquired Assets, taken as a whole, that is cured by Seller before the earlier of (a) five (5) Business Days before the anticipated Closing Date and (b) the date on which this Agreement is terminated pursuant to Section 8.1 shall be taken into account.

     "Mining Project" has the meaning set forth in Section 9.4 .

     "Minor Delivery Failure" means the failure of any of the Acquired Assets to operate in a manner, which meets the Required
Operating Condition if such failure does not constitute  a  Major
Delivery Failure.

     "Mortgage Certificates" means the certificates referred to in Section 2.11 (c).

     "Net  Electrical  Capacity" has the  meaning  set  forth  in
Schedule 1.1(d).

     "Net Electrical Capacity Baseline" has the meaning set forth in Schedule 1.1(d).

     "Net  Electrical  Output"  has  the  meaning  set  forth  in
Schedule 1.1(d).

     "No Hire Period" has the meaning set forth in Section 6.11 .

     "Noise   Emissions"   has   the   meaning   set   forth   in
Schedule 1.1(d).

     "Noise  Emissions  Baseline" has the meaning  set  forth  in
Schedule 1.1(d).

     "Noise  Emissions  Test"  has  the  meaning  set  forth   in
Schedule 1.1(d).

     "No Power Day" has the meaning set forth in Section 6.6 (f).

     "Option A" has the meaning set forth in Section 6.6 (d).

     "Option B" has the meaning set forth in Section 6.6 (d).

     "Option C" has the meaning set forth in Section 6.6 (e)(i).

     "Option  C-1"  has  the  meaning set forth  in  Section  6.6
(e)(i).

     "Option  C-2"  has  the  meaning set forth  in  Section  6.6
(e)(i).

     "Option D" has the meaning set forth in Section 6.6 (e)(ii).

     "Partial Termination Escrow Payment" means an amount (in U.S. Dollars) equal to the sum of (a) the lesser of (i) the Escrow Deposit or (ii) the Partial Termination Purchase Price Adjustment plus (b) the Partial Termination Interest Payment.

     "Partial Termination Interest Payment" means an amount (in U.S. Dollars) equal to (a) the amount of the Escrow Interest Amount (determined as of the Business Day immediately preceding the Business Day on which the Escrow Agent pays the Partial Termination Escrow Payment to Buyer pursuant to the Escrow Agreement) multiplied by (b) a fraction, the numerator of which is the Partial Termination Purchase Price Adjustment and the denominator of which is the Escrow Deposit (both in U.S. Dollars); provided, however, that if the Partial Termination Purchase Price Adjustment is equal to or more than the Escrow Deposit, then the "Partial Termination Interest Payment" means an amount equal to the Escrow Interest Amount (determined as of the immediately preceding Business Day on which the Escrow Agent pays the Partial Termination Escrow Payment to Buyer pursuant to the Escrow Agreement).

     "Partial  Termination  Payment" means  an  amount  (in  U.S.
Dollars), if any, equal to the excess, if any, of (a) the Partial
Termination  Purchase  Price  Adjustment  over  (b)  the   Escrow
Deposit.

     "Partial Termination Purchase Price Adjustment" means an amount equal to the sum of (a) the Barge A Purchase Price or the Barge B Purchase Price, as applicable to the Barge which was excluded from the Acquisition pursuant to the Force Majeure Exclusion or Option D, as applicable, plus (b) the allocable Purchase Price of any other related Generation Assets (determined in accordance with Schedule 3.3) which were also excluded from the Acquisition pursuant to the Force Majeure Exclusion or Option D, as applicable.

     "Party" and "Parties" have the meaning set forth in the Preamble.

     "Performance   Tests"   has  the  meaning   set   forth   in
Schedule 1.1(d).

     "Performance  Test Guidelines" has the meaning  set  for  in
Schedule 1.1(d).

     "Performance Test Procedures" has the meaning set  forth  in
Schedule 1.1(d).

     "Permits" has the meaning set forth in Section 2.1 (g).

     "Permitted Liens" means all Liens listed on Schedule 1.1(e) and Liens created by the Security Agreement.

     "Person" means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or other entity or any Governmental Entity.

     "Power Business" means the business conducted by Seller in the Dominican Republic on, or with respect to, the Barges.

     "Pre-Effective  Date Inspection" means  the  inspection  and
testing    process    described   in   Schedule    1.1.(a)    and
Schedule 1.1(d).

     "Projected  Repair  Time"  has  the  meaning  set  forth  in
Section 6.6 (c).

     "Property Tax" means any Tax resulting from and relating to the assessment of real or personal property by any Governmental
Entity.

     "Protocol of Delivery and Acceptance" means that certain protocol of delivery and acceptance for the delivery of the Acquired Assets on the Closing Date as set forth in Exhibit D.

     "Provider" has the meaning set forth in Section 6.10 .

     "Prudent Standards and Practices" means those practices, methods and maintenance schedules to be applied by Seller to the Acquired Assets prior to the Closing Date and set forth in
Schedule 1.1(f).

     "Purchase    Price"    means   Seventy    Million    Dollars
(U.S. $70,000,000).

     "Reasonable Rectification Period" means, with respect to the actions necessary to replace, restore or repair the Acquired Assets in question to the Required Operating Condition, the time period reasonably required to complete such repair actions, taking into account then typical lead times for material and availability of qualified labor for repair of such action in question, all as established on the basis of at least two (2) written estimates from reputable contractors in the case that Buyer and Seller fail to agree thereon.

     "Recipient" has the meaning set forth in Section 6.10 .

     "Registration  Termination  Event"  means  the  failure   of
Seller, after exercising Commercially Reasonable Efforts, to obtain and deliver to Buyer on or prior to May 31, 2009, the Title Certificate and, unless expressly waived permanently by Buyer in writing, the Mortgage Certificates.

     "Remaining Assets" has the meaning set forth in Section  6.6
(e)(i).

     "Repair  Actions" has the meaning set forth in  Section  6.6
(c).

     "Repair Condition" has the meaning set forth in Section  6.6
(c).

     "Repair Costs" has the meaning set forth in Section 6.6 (c).

     "Repair  Notice" has the meaning set forth  in  Section  6.6
(c).

     "Repair Time" means the Projected Repair Time if Seller as promptly as practicably possible gives Buyer the Repair Notice pursuant to Section 6.6 (c) or, if Seller fails to so provide the Repair Notice or if Buyer elects Option C-2 pursuant to
Section 6.6 (e), then "Repair Time" shall mean the Reasonable Rectification Period.

     "Replacement  Costs  Amount" has the meaning  set  forth  in
Section 6.6 (f).

     "Replacement Power" means the excess, if any, of (a) the power that Buyer desires to consume on the day in question over
(b) the actual amount of power, if any, on such day that Buyer consumes from its own generation equipment (or that of its affiliates) permanently located in the Dominican Republic (other than that which is powered by diesel fuel) during the Damage Period, but only to the extent such generation equipment has adequate capacity to serve the load of the Mining Project without the need for Buyer to obtain additional power from alternative sources not owned by Buyer (or its affiliates) in the Dominican Republic; such excess for the purposes hereof shall not exceed the total maximum power determined on a per diem basis that Buyer could have derived from the Delinquent Barge(s) if the Barge(s) had been delivered to Buyer in the Required Operating Condition on the Delinquent Date and operated at but not beyond the Baseline Performance Levels and at the annual historical average availability level. An example is attached as Exhibit N.

     "Required Operating Condition" has the meaning set forth  in
Section 6.2(a).

     "Required Repairs" has the meaning set forth in Section  6.6
(a)(iii).

     "Restricted Employee" means an employee restricted for solicitation or hire by Buyer listed on Schedule 6.11.

     "Seaworthy" means with respect to a Barge, tight, staunch and strong condition, for uninterrupted coastwise towing by a tugboat with an international load line with a certificate duly issued by Lloyd's Register, American Bureau of Shipping or Den Norske Veritas for distances not to exceed one hundred fifty (150) nautical miles and in winds not to exceed Beaufort Force 4 (Beaufort Force 4=Wind Speed 11-16 Knots and Sea Wave Height 3.5-5 feet).

     "Second   Closing  Date"  has  the  meaning  set  forth   in
Section 6.6 (e)(i)(2).

     "Security Agreement" means that framework security agreement in the form of Exhibit E and such local security documents, deeds, public documents, certificates, instruments and similar documents filed in the Dominican Republic or elsewhere pursuant to which certain of the Acquired Assets are mortgaged, assigned, pledged or otherwise granted a security interest on a first priority basis to Buyer to secure all of Seller Parties' obligations under this Agreement.

     "Seller" has the meaning set forth in the Preamble.

     "Seller Ancillary Document" means the Security Agreement, any deed, public instrument, certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Seller or any Affiliate of Seller in connection with the Acquisition pursuant to this Agreement.

     "Seller  Delivery  Failure" has the  meaning  set  forth  in
Section 2.5 (b).

     "Seller Delivery Failure Amount" has the meaning set forth in Section 6.6 (e).

     "Seller Fundamental Representations" has the meaning set forth in Section 7.1 (a).

     "Seller Indemnified Parties" means Seller Parties and  their
Affiliates and each of their respective officers, directors, employees, agents, successors and permitted assigns.

     "Seller Interest Payment" means an amount calculated as at the Interest Rate on the Effective Escrow Deposit for the time period commencing on the date the Effective Escrow Deposit is deposited with the Escrow Agent pursuant to Section 3.1 (a) and ending on the date that the Effective Escrow Deposit is repaid by Seller to Buyer pursuant to Section 8.3 .

     "Seller Late Decommission Payment" has the meaning set forth in Section 6.6 (f).

     "Seller Parent" has the meaning set forth in the Preamble.

     "Seller Parties" means Seller and Seller Parent.

     "Spare Parts Expected to be on Hand at Closing" has the meaning set forth in Section 2.1 (b).

     "Special  Force Majeure Event" has the meaning set forth  in
Section 8.1 (g).

     "Stack   Emissions"   has   the   meaning   set   forth   in
Schedule 1.1(d).

     "Stack  Emissions  Baseline" has the meaning  set  forth  in
Schedule 1.1(d).

     "Stack  Emissions  Test"  has  the  meaning  set  forth   in
Schedule 1.1(d).

     "Superintendence" means the Superintendence of Electricity organized under the General Electricity Law, with authority to regulate the electric energy sector in the Dominican Republic.

     "Superintendence Certificate" has the meaning set  forth  in
Section 6.19(d).

     "Tangible  Personal Property" has the meaning set  forth  in
Section 2.1 (c).

     "Taxes" means all taxes, assessments, charges, duties (including custom duties, excises and other related assessments), contributions mandated by any Government Entity, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer taxes, sales, use, excise, gross receipts, value-added, environmental contributions, electricity contributions, tolls and fees, and all other taxes imposed by any Governmental Entity, whether disputed or not, and any material charges, interest or penalties imposed by any Governmental Entity.

     "Tax Return" means any material report, return, declaration or other information required to be supplied to a Governmental
Entity in connection with Taxes, including material estimated returns and reports with respect to Taxes.

     "Title  Certificate" means the certificate  referred  to  in
Section 2.11 (b).

     "Total Purchase Price" means the actual paid sum of (a) the Closing Date Payment, (b) the Effective Escrow Deposit, (c) the actually invoiced cost of lubrication oils described in
Section 3.1(c)(ii), (d) the actually invoiced cost of spare parts described in Section 3.1 (c)(iii) and (e) the Early Decommission Payment, if applicable.

     "Transfer  Deed"  means  the  documents  in  the   form   of
Exhibit F.

     "Transfer Notification" means such notification to be given to the tax authorities of the Dominican Republic with respect to labor, social security, tax and similar obligations in the form of Exhibit G and Exhibit H, as the case may be.

     "Transfer Taxes" has the meaning set forth in Section 6.13 .

     "United  States"  or  "U.S."  means  the  United  States  of
America.

     "VAT" means value-added taxes of the Dominican Republic.

     "Wind Down Date" means that calendar date which is the later of (a) October 1, 2010 or (b) ninety (90) days following the receipt by Seller of the Wind Down Notice.

     "Wind Down Notice" means that written notice by Buyer to Seller pursuant to which Buyer instructs Seller to dismantle and decommission the Barges and prepare for delivery of the Barges to Buyer as required herein.

     1.2  Construction.

          (a) General. Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words "include", "includes" and "including" do not limit the preceding terms or words and shall be
     deemed to be followed by   the  words  "without limitation",
     (iv) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) "or" is used in the inclusive sense of "and/or", (vi) the terms "day" and "days" mean and refer to calendar day(s), (vii) the terms "year" and "years" mean and refer to calendar year(s), (viii) the phrases "ordinary
     course  of  business"  and  "ordinary  course  of   business
     consistent with past practice" refer to the business and practice of Seller in connection with the Acquired Assets,
     (ix) the  table  of contents  and headings contained in this
     Agreement  are  for    reference purposes only and shall not
     affect in any way the meaning or interpretation of this Agreement, (x) any amount paid or to be paid in "U.S. $" or "Dollars" shall be paid in Dollars and (xi) for purposes of any indemnification provision in this Agreement, the word "expenses" shall mean out-of-pocket expenses, and shall not include any allocations of internal salaries and other expenses.

          (b) References. Unless otherwise set forth in this Agreement, references in this Agreement to any document, instrument or agreement (including this Agreement) (i) includes and incorporates all Exhibits, Schedules and other
     attachments   thereto,   (ii)   includes   all    documents,
     instruments or agreements  issued or executed in replacement
     thereof  and  (iii)  means  such  document,  instrument   or
     agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

          (c) Joint Preparation. This Agreement shall not be construed as if prepared by one of the Parties, but rather as if all Parties had prepared it.


                           ARTICLE II
                   PURCHASE AND SALE OF ASSETS

     2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase, all of Seller's right, title and interest in and to the following assets, properties and rights (the "Acquired Assets"):

          (a) Barge A and Barge B (collectively, the "Barges"), and all power generation equipment, HFO units, docking equipment, land-based equipment, fuel oil pumps, piping and facilities, oil separators and treatment, electrical cables, lines, transformers, switchgear and controls and all ancillary equipment relating to the foregoing used or useful in connection therewith (all of the foregoing, including the Barges, collectively, the "Generation Assets"), all as described in Schedule 2.1(a);

          (b) the spare parts which (i) are on hand and also listed in Schedule 2.1(b) because they were expected to be on hand at the Closing (the "Spare Parts Expected to be on Hand at Closing"), (ii) are in good and useful condition, and (iii) are delivered in accordance with the standards set forth in the Protocol of Delivery and Acceptance;

          (c) substantially all of the shop equipment, tools, dies and other equipment listed in Schedule 2.1(c) (all of the foregoing "Tangible Personal Property");

          (d)  by  way  of  written  assignment,  all agreements,
     purchase orders, commitments, service and maintenance contracts, bids and proposals described on Schedule 2.1(d) (except to the extent constituting Excluded Assets as described in Section 2.2 ) (the "Contracts");

          (e) all records, materials and data, including intellectual property, trade secrets, know-how, operations and maintenance manuals, business information, production processes and techniques, market data, software, programs, databases, data (whether operational, technical or otherwise), source code, software engines, platforms and data formats, licenses, all third-party warranties and all related tangible and intangible property relating to the Acquired Assets (except for financial information (other than related to operating expenses), and except for employee records or records regarding Seller or its Affiliates not relevant to the Acquired Assets) (the "Books and Records"), including all such Books and Records necessary to understand past and current performance of the Acquired Assets and to allow for the future performance of the Acquired Assets consistent with past practices;

          (f)  at Buyer's sole option, all lubrication oils;  and

          (g) to the extent they are assignable, all permits and approvals required to generate, deliver and sell power, including generation concessions as listed in Schedule 2.1(g) (the "Permits"); provided, however, that Seller's obligation to obtain the transfer of any Permits shall be limited to the use of its Commercially Reasonable Efforts to secure such assignments.

     Seller shall grant Buyer all reasonable access and entry rights necessary to remove the Acquired Assets. Seller shall, at its sole expense and cost, dismantle, decommission, pack and otherwise prepare for removal of the Acquired Assets so that they are surrendered in Seaworthy condition and ready for safe shipping (or, if such are not to be transported by sea, in a condition for safe vehicular transportation) consistent with the Protocol of Delivery and Acceptance. The removal of the Acquired Assets by or on behalf of Buyer shall be conducted in all material respects in accordance with all applicable Laws. Buyer shall indemnify, defend and hold Seller Parties harmless of, from and against all claims, causes of action and losses of whatsoever kind or nature, including any liability by reason of injury (including death) to persons, damage to any property and mechanics' liens or similar charges which may affect the Seller's property, resulting from the entry onto Seller's property, or work conducted thereon by, or on behalf of, Buyer in connection with the removal of the Acquired Assets.

     Notwithstanding anything to the contrary contained in this Agreement, to the extent any of the Contracts, Books and Records and other documents are susceptible to duplication and are either
(i)   used   in   connection  with  Seller's  other   businesses,
(ii) needed for the preparation of Tax Returns, (iii) in connection with product liability claims or claims related to Excluded Assets or Excluded Liabilities, (iv) needed to carry out the terms or purposes of this Agreement or (v) required by Law to be retained by Seller, Seller may keep photostatic copies or other reproductions thereof. Possession of an original or copy of any thereof by Seller in no way implies it has ownership or other rights thereto except as expressly provided herein.

     2.2  Excluded  Assets.   Notwithstanding  anything   to  the
contrary contained in this Agreement, the Acquired Assets shall not include any of the following assets, properties, or rights
(collectively, the "Excluded Assets"):

          (a)  all   cash   and   cash  equivalents  or  accounts
     receivables,  including  the   revenues  Seller  earns  from
     generating and selling electricity from the Barges prior to the Wind Down Date;

          (b) except to the extent purchased by Buyer on the Closing Date, any lubrication oils;

          (c)  all power purchase agreements of Seller;

          (d) all real estate and onshore offices, buildings and fuel storage facilities owned by Seller or its Affiliates;

          (e) any refund related to Property Taxes paid prior to the Closing Date in respect of the Acquired Assets; all Tax Returns and financial statements of Seller related to the Acquired Assets and all records (including working papers) related thereto;

          (f) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties to the extent related to any Excluded Asset;

          (g) all insurance proceeds which Seller has a right to receive and that relate to any Excluded Assets or Excluded
     Liabilities or  events  or  occurrences for claims listed in
     Schedule 2.2(g);

          (h) all trade names, trademarks, service marks or logos owned by Seller or its Affiliates, including all of Seller's right, title and interest in, to and under the name "Transcontinental Capital Corporation (Bermuda) Ltd." or any related or similar trade names, trademarks, service marks or logos;

          (i) insurance policies, prepaid insurance premiums and any refund or reduced premium resulting from retroactive adjustment under, or cancellation of, any insurance policy and other similar insurance refunds;

          (j) any Permit that by its terms is not assignable to Buyer if Seller has used Commercially Reasonable Efforts to obtain such assignment;

          (k) all information, files, correspondence, records, data, plans, reports, contracts and recorded knowledge, and all accounting or other books and records related to Acquired Assets in whatever media retained or stored including computer programs and disks, to the extent required by applicable Law to be maintained by Seller following the Closing Date; and

          (l) all rights of Seller under this Agreement or any Ancillary Document.

     2.3 Assumption of Assumed Liabilities. In connection with the purchase by Buyer of the Acquired Assets and pursuant to the Assignment and Assumption Agreement, and subject to Article VII, Buyer shall assume and thereafter pay, perform and discharge, and indemnify the Seller Indemnified Parties against and hold them harmless from all debts, obligations and liabilities relating to the Acquired Assets, arising from a circumstance which occurs after the Closing Date, and whether known or unknown, fixed, absolute, contingent, material or immaterial, matured or unmatured, other than the Excluded Liabilities, including the following (collectively, the "Assumed Liabilities"):

          (a) all obligations and liabilities of Seller under the Contracts and Permits assigned to and accepted by Buyer;
     provided that all requisite consents have been obtained by Seller;

          (b)  Transfer Taxes;

          (c) all debts, liabilities and obligations not otherwise enumerated above which are directly related to the ownership or operation of any Acquired Assets to the extent arising from an event which occurs after the Closing Date; and

          (d) all other liabilities expressly allocated to Buyer in this Agreement or in any Ancillary Document executed by Buyer or expressly contemplated herein.

     2.4  Excluded Liabilities. Notwithstanding the provisions of
Section 2.3 of this Agreement, Buyer shall not assume the business operations of Seller or any of the following liabilities or obligations of Seller (collectively, the "Excluded Liabilities"):

          (a) any liability of Seller arising out of or relating to the execution, delivery or performance of this Agreement or any of the Seller Ancillary Documents;

          (b) any Indebtedness for which Seller is liable either as an obligor, guarantor or otherwise;

          (c) any liability or obligation relating in any way to any Excluded Asset;

          (d) any liability or obligation (whether scheduled or not, whether excluded or not, whether in the Knowledge of Seller or not) which should otherwise be disclosed in accordance with the representations and warranties given by Seller Parties to Buyer in Schedule 4.5, Schedule 4.6,
     Schedule 4.8, Schedule 4.9,  Schedule 4.10, Schedule 4.16 or
     Schedule 4.17 and that arises or has arisen on or prior to the Closing Date;

          (e) Income Taxes resulting from the ownership, use or possession of the Acquired Assets up until the Closing Date or the sale of the Acquired Asset;

          (f)  all  other  Taxes  of  Seller (except for Transfer
     Taxes);

          (g) any and all closure costs (including, without limitation, notary fees, attorneys' costs and taxes) and disconnection costs (including any charges assessed by any Person) incurred as a result of the disconnection from the grid, the sale and transfer of Acquired Assets or the transactions contemplated herein;

          (h) all debts, liabilities and obligations related to the Acquired Assets under warranty agreements given by Seller on or prior to the Closing Date;

          (i) all debts, liabilities, fines, penalties and obligations (including environmental liabilities) arising as a result of the ownership, use, retirement, disassembly and/or possession of the Acquired Assets prior to the Closing Date; and

          (j)  all   employee   contracts   and  amounts  due  to
     employees of Seller and the tax, labor and social security obligations in connection therewith (including the Accrued
     Employee Termination Amount).

     2.5  Closing; Seller Delivery Failure.

          (a)  Closing.   The  closing  of  the Acquisition shall
     occur on the Business Day during the Delivery Window (as extended, if applicable, in accordance with the terms of this Agreement), specified by Seller by written notice (the "Closing Notice") given to Buyer at least ten (10) days prior to the Closing Date, and if Seller fails to so
     designate such a date, the Closing   shall occur on the last
     Business Day of the Delivery Window (the "Closing"). If Seller has not received the Wind Down Notice on or prior to January 1, 2011, then, notwithstanding anything herein to the contrary, Seller may, at its election, establish the target Closing Date as of a Business Day on or after April 1, 2011, by giving the Closing Notice to Buyer at least seventy-five (75) days prior to the expected Closing Date. The date of the Closing shall be referred to herein as the "Closing Date". (If, in accordance with Section 6.6 (e), there is a First Closing Date and, if applicable, a Second Closing Date, then the term "Closing Date" shall refer to
     the First Closing Date with respect to the   Acquired Assets
     acquired by Buyer on the First Closing Date and, if applicable, to the Remaining Assets acquired on the Second Closing Date, and, similarly, the term "Closing" shall refer to both the closing occurring on the First Closing Date and, if applicable, the Second Closing Date.) The Closing shall take place at the offices of King & Spalding LLP, New York office or at such other place as the Parties may agree. Seller shall satisfy all its obligations hereunder so that the Closing may occur promptly and the Seller and Buyer agree time is of the essence.

          (b)  Seller Delivery Failure.  If  the  Closing has not
     occurred  with  respect  to  a  Delinquent  Barge  by    the
     applicable Delinquent Date due to any reason other than as a result of a Force Majeure Event or Buyer's failure to be ready, willing and able to perform its obligations to be performed at the Closing (a "Seller Delivery Failure"), Buyer shall have the right on the First Anniversary (i) to terminate this Agreement if it
     has not  obtained  (or  been  able  to   enforce)   specific
     performance of the Acquisition or of this Agreement, in which case Buyer, upon written notice to Seller, may, at any time prior to the Closing, terminate this Agreement and be entitled to its actual damage amounts (excluding any such damages to the extent mitigated by Seller's provision of Replacement Power and/or payment of Seller Late Decommission Payments pursuant to Section 6.6 (f)) on such day or (ii) to have access to the site to take possession of the Delinquent Barge(s) and the other related Acquired Assets and deduct from the Closing Date Payment (or to the extent the Closing Date Payment is not sufficient, Buyer and Seller shall jointly instruct the Escrow Agent to deduct such amount from the Escrow Deposit for payment to Buyer) all costs and expenses incurred by Buyer to prepare them for the Buyer at Closing as contemplated herein. Notwithstanding anything in this Agreement to the contrary, the total damage amount (including costs and expenses) payable by Seller to Buyer (or to be taken as a deduction from the Closing Date Payment or paid from the Escrow Deposit) in accordance with this
     Section 2.5(b) and/or Section 3.1 (c)(xiii) together with the total amount of Seller Late Decommission Payments payable in  accordance  with  Section 3.1 (c)(v) and Section
     6.6 (f) shall not exceed a total of Fifteen  Million Dollars
     (U.S.  $15,000,000).  If  Buyer  files  an  action   to seek
     specific performance by Seller of this Agreement or the Acquisition, (i) Buyer shall, so long as it desires to acquire the Acquired Assets (as determined in its sole discretion and acting solely in its own self-interest), in good faith pursue and, if successful, enforce that action or, in the alternative, (ii) Buyer may instead elect not to pursue or continue that action at any time, but, if it does so prior to the First Anniversary, Buyer shall forgo its right to claim damages pursuant to this Section 2.5 (b).

     2.6 Closing Deliveries by Seller. At the Closing (including on the Second Closing Date, as the case may be), Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following (each of which shall be a condition precedent to Buyer's obligations at the Closing):

          (a) an official certification from the Internal Revenue Directorate (Direcion General de Impuestos Internos) in the Dominican Republic confirming that Seller is in compliance (without qualification) with its fiscal obligations, dated within thirty (30) Business Days prior to the Closing Date;

          (b) an official certification from the Naval Ministry (Marina de Guerra) in the Dominican Republic confirming that the Barges are registered in the Dominican Republic, dated within thirty (30) Business Days prior to the Closing Date;

          (c)  an official certification from the General Customs
     Directorate  (Direccion General de Aduanas) in the Dominican
     Republic confirming that Seller has no pending Indebtedness before such institution;

          (d)  the Bills of Sale, duly executed by Seller;

          (e) a counterpart of the Transfer Deed transferring the Acquired Assets, duly executed by Seller;

          (f)  subject    to    the    prior    receipt   of  the
     Superintendence Certificate, a counterpart of the Assignment and Assumption Agreement, executed by Seller;

          (g) the Books and Records and all written Contracts, if any, in Seller's possession;

          (h) a certificate executed by an authorized representative of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors approving the execution and delivery of the Transfer Deed and the Bill of Sale and the consummation of the transfers contemplated on the Closing Date;

          (i) a certificate of a duly authorized officer of Seller Parties certifying that the representations and warranties set forth in Article IV are true and correct in all material respects as of the Closing Date, except for (i) representations and warranties which are as of a specific date, which shall be true and correct in all material respects as of such date, and (ii) where the failure to be true and correct would not have a Material Adverse Effect, or have a material adverse effect on the ability of Seller to consummate the Acquisition;

          (j)  proof  of  Transfer Notification delivered fifteen
     (15) Business Days prior to the Closing Date to the appropriate tax authorities in the Dominican Republic jointly by Buyer and Seller as well as VAT application as further described in Section 6.13 ;

          (k)  a  revised  Schedule 2.1(d) updated at the Closing
     Date;

          (l)  a  revised  Schedule 4.17 updated at the Wind Down
     Date;

          (m) labor transfer agreement for the transfer of those employees that Buyer expressly accepts in writing to hire as of the Closing as contemplated in Section 6.11 hereof, if applicable and such agreement shall be filed with the appropriate Governmental Entity of the Dominican Republic within the notification period required by applicable Law and notified to those employees affected;

          (n)  a copy of the Decommission Certificate; and

          (o)  the  Acquired  Assets  in  the Required  Operating
     Condition.

With  respect  to  the certificates specified in Section 2.6 (a),
Section 2.6 (b), Section 2.6(c) and Section 2.6 (n), it is understood (i) that Seller's obligation to obtain such shall be limited to using its Commercially Reasonable Efforts to obtain and to deliver, or cause to be delivered, such certificates and
(ii) that in all events, unless obtaining and delivering such is expressly waived permanently by Buyer in writing on the Closing Date, each such certificate shall remain a condition precedent to Buyer's obligations at the Closing. With respect to the Decommission Certificate, prior to the Closing, Seller shall have fulfilled (or the Superintendence shall have permanently waived) any conditions contained in the Decommission Certificate that are required to be fulfilled at or prior to the dismantling and removal of the Barges and the other Generation Assets in accordance with the terms of this Agreement.

     2.7 Closing Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following (each of which shall be a condition precedent to Seller's obligations at the Closing):

          (a)  the Closing Date Payment;

          (b)  the Bills of Sale, duly executed by Buyer;

          (c) a counterpart of the Transfer Deed transferring the Acquired Assets (other than the Barges), duly executed by Buyer;

          (d)  subject    to    the    prior    receipt   of  the
     Superintendence Certificate, a counterpart of the Assignment and Assumption Agreement executed by Buyer;

          (e) reasonable proof that the Transfer Notification was (so long as Seller timely provided all relevant information) delivered fifteen (15) Business Days prior to the Closing Date to the appropriate tax authorities in the Dominican Republic jointly by Buyer and Seller;

          (f) a certificate of a duly authorized officer of the Buyer certifying that the representations and warranties set forth in Article V are true and correct in all material
     respects   as   of   the   Closing   Date,   except  for (i)
     representations and warranties which are as of a specific date, in which event they shall be true and correct as of such date, and (ii) where the failure to be true and correct in all material respects would not have a material adverse effect on the ability of Buyer to consummate the Acquisition; and

          (g)  confirmation   that   the   preliminary   list  of
     employees to be transferred to Buyer from Seller, if any, in accordance with Section 6.11 delivered before Closing has or has not changed.

     2.8 Local Dominican Documents. After the Effective Date and prior to the Effective Escrow Deposit Release Date, Buyer and
Seller agree to execute and deliver the following:

          (a) Hipoteca Naval, in substantially the form attached hereto as Exhibit I.

     2.9 Security Agreement. After the Effective Date and prior to the Effective Escrow Deposit Release Date, Buyer and Seller agree to execute and deliver the Security Agreement.

     2.10 Escrow Agreement. Contemporaneously with the execution of this Agreement, the Parties agree to execute and deliver the Escrow Agreement. In accordance with this Agreement, Buyer shall deposit the Effective Escrow Deposit and the Escrow Deposit to be managed and paid out by the Escrow Agent to the Seller on the Effective Escrow Deposit Release Date or at the Closing (as applicable) upon joint instruction of both Buyer and Seller. The funds deposited in the Escrow Account shall accrue interest; such interest shall first be used to pay the Escrow Agent, and the remaining amount of interest, if any, shall be distributed in accordance with this Agreement.

     2.11 Conditions Precedent to Release of the Effective Escrow Deposit. As promptly as practicable following the Effective Date, the Seller shall deliver, or cause to be delivered at its sole cost, the following (which deliveries shall be conditions precedent to the obligations of Buyer to direct the release of the Effective Escrow Deposit as provided in this Section 2.11 ):

          (a)  an   official   certification  from  the  Internal
     Revenue Directorate (Dirrecion General de Impuestos Internos) in the Dominican Republic confirming that Seller is in compliance with its fiscal obligations, dated within thirty (30) Business Days of the Escrow Signing Deposit Release Date;

          (b)  an  official certification from the Naval Ministry
     (Marina de Guerra) in the Dominican Republic confirming that the Barges are registered in the Dominican Republic;

          (c) an official certificate of registration of a valid and perfected naval mortgage (hipoteca naval) in the Barges in the Dominican Republic and a valid and perfected lien and security interest in the other Acquired Assets (other than the Concession);

          (d) a certificate of a duly authorized officer of Seller Parties certifying that the representations and warranties set forth in Article IV are true and correct in all material respects as of the Effective Date, except for
     (i) representations and warranties which are as of a specific date, which shall be true and correct in all material respects as of such date, and (ii) where the failure to be true and correct would not have a Material Adverse Effect, or have a material adverse effect on the ability of Seller to consummate the Acquisition; and

          (e) written confirmation that the Chase Lien has been satisfied in full and discharged of record, as evidenced by a search performed by Buyer's Bermuda counsel (which search shall be conducted within five (5) Business Days following notice to Buyer from Seller that the Chase Lien has been so satisfied and discharged).

With  respect  to the certificates specified in Section 2.11 (a),
Section 2.11 (b) and Section 2.11 (c), it is understood (i) that Seller's obligation shall be limited to using its Commercially Reasonable Efforts to obtain and to deliver or cause to be delivered, such certificates and (ii) that in all events, unless expressly waived permanently by Buyer in writing on the Effective Escrow Deposit Release Date, obtaining and delivering each such certificate shall remain a condition precedent to the obligations of Buyer to direct the release of the Effective Escrow Deposit as provided in this Section 2.11 . Upon the delivery of all documents and certificates listed above, reasonably satisfactory to Buyer, the Buyer shall promptly instruct the Escrow Agent to release the Effective Escrow Deposit to Seller (the "Effective Escrow Deposit Release Date"). At any time after the Effective Escrow Deposit Release Date, it is revealed that any lien exists on the Acquired Assets that has priority over Buyer's lien, then Seller Parties shall promptly discharge any such lien and if such is not discharged within thirty (30) days of its arising then the Seller shall deposit in the Escrow Account the stated value of such lien if one is stated in a lien filing or Fifteen Million Dollars (U.S. $15,000,000) if no amount is so stated and upon the satisfaction or discharge of such lien the amount so deposited in the Escrow Account shall be returned to Seller by the Escrow Agent.

     2.12 Pre-Effective Date Inspection. Buyer and Seller shall jointly conduct, as promptly as reasonably practicable, the Pre-Effective Date Inspection. Buyer and Seller agree to have the Pre-Effective Date Inspection conducted within thirty
(30) Business Days after the date of this Agreement and to obtain the results of that Inspection as soon thereafter as practicably possible. Buyer shall provide Seller three (3) Business Days notice of the date(s) on which Buyer intends to conduct the Pre-Effective Date Inspection and allow representatives of both Seller and Buyer to be present when the Pre-Effective Date Inspection is conducted. Within thirty (30) days following receipt of the conclusion of the Pre-Effective Date Inspection, Buyer may, if Buyer in its sole discretion so chooses, either
(i) terminate this Agreement immediately by the delivery of a written notice of termination (a "Baseline Termination Notice"), or (ii) execute and deliver a certificate in the form of
Schedule 1.1(h) (the "Effective Date Certificate") which attaches thereto the Baseline Hull Conditions and the Baseline Performance Levels. During the ten (10) Business Days after the receipt of the Effective Date Certificate but not at any time thereafter, Seller, in its sole discretion, may give Buyer a Baseline Termination Notice that Seller has elected to terminate this Agreement pursuant to this Section 2.12 . This Agreement shall be deemed immediately terminated upon the delivery of a Baseline Termination Notice or if Buyer has not delivered the Effective Date Certificate during the aforementioned thirty (30) day period allotted therefor.

                           ARTICLE III
            PURCHASE PRICE; ADJUSTMENTS; ALLOCATIONS

     3.1 Purchase Price. In addition to the assumption of the Assumed Liabilities, in consideration for the sale, transfer and delivery of the Acquired Assets, Buyer shall pay to Seller the sum of Seventy Million Dollars (U.S. $70,000,000) (the "Base Purchase Price") as adjusted pursuant to this Article III and, as applicable, the other provisions of this Agreement.

          (a) Effective Escrow Deposit. Within one (1) Business Day of the first date that neither Party has the right to terminate this Agreement under Section 2.12 (the "Effective Escrow Deposit Date"), Buyer shall deposit with Escrow Agent the sum of Fifteen Million Dollars (U.S. $15,000,000) as an initial deposit towards the Purchase Price (the "Effective Escrow Deposit").

          (b) Escrow Deposit. Within one (1) Business Day of the Effective Escrow Deposit Release Date, Buyer shall deposit with the Escrow Agent the sum of Fifty-Five Million Dollars (U.S. $55,000,000) (the "Escrow Deposit"). Any interest earned and accrued on the Escrow Deposit while held by the Escrow Agent in the Escrow Account minus the fees and expenses due the Escrow Agent under the Escrow Agreement shall be referred to herein as the "Escrow Interest Amount".

          (c)  Closing Payments.  At  Closing, Buyer shall pay to
     Seller an amount (the "Closing Date Payment"), if positive, equal to the Base Purchase Price:

          (i)  minus the Effective Escrow Deposit; plus

          (ii) the actually invoiced cost of any lubricant oils included in the Acquired Assets on the Closing Date as determined in Section 3.2 below; plus

          (iii) (A) for any new non-obsolete spare parts that have never been used or in service, the actual invoiced cost paid by Seller, (B) for any non-obsolete parts that were purchased as refurbished from third parties, but have not, as of the Closing Date, been put in use or service by Seller subsequent to such purchase, the actual invoiced cost paid by Seller, and (C) for any other non-obsolete spare parts that have been in use or in service (whether refurbished or not), seventy percent (70%) of the actually invoiced cost paid by Seller (in both cases, converted into dollars on the business day before the Closing Date at the rate published in the Wall Street Journal on such date if incurred in another currency); such non-obsolete spare parts in Section
     3.1 (c)(iii)(A) or Section 3.1 (c)(iii) (B) shall be in good and useful condition, listed in Schedule 2.1 (b) and included among the Acquired Assets on the Closing Date in accordance with the Protocol of Delivery and Acceptance (the Parties shall include such items in Schedule 3.2); plus

          (iv) if the Early Decommission Date occurs before January 1, 2011, the Early Decommission Payment; minus

          (v)  the  Seller  Late Decommission  Payments, (if any)
     (if not  previously  paid), as determined in accordance with
     Section 6.6 (f); minus

          (vi) if applicable, in accordance with Section 6.6 (e), the Seller Delivery Failure Amount (if any); minus

          (vii) if Buyer elects Option B, the Repair Costs, if any, in accordance with Section 6.6 (d) or Section 6.6 (e);
     and minus

          (viii) any  amount  due Buyer by any Seller Party under
     Section 7.1 ; plus

          (ix) any  amount  due  to Seller Parties by Buyer under
     Section 7.2; minus

          (x) to the extent not previously paid by Sellers to the Escrow Agent, the amount of Escrow Shortfall, if any;
     minus

          (xi) the Hull Escrow Amount; minus

          (xii) the reasonable  estimated  costs  for  the  Known
     Hull Repair Issues, to the extent not already repaired pursuant to Section 6.6 (a)(iv); minus

          (xiii) any  amount  due  to Buyer by Seller pursuant to
     Section 2.5 (b); minus

          (xiv) the Accrued Employee Termination Amount, if not previously paid by Seller pursuant to Section 3.1(d)(i);
     plus

          (xv) the Buyer Interest Payment, if, but only if, the Escrow Deposit has not been paid by Buyer to the Escrow
     Agent in accordance with Section 3.1 (b) on or prior to March 1, 2009.

     If the Closing Date Payment is negative, the Seller shall pay the absolute value thereof to Buyer at the Closing. At the Closing, the Escrow Agent shall, in accordance with the terms of this Agreement and express written joint instruction of Buyer and Seller, disburse to Seller the Escrow Deposit (less the Hull Escrow Amount) (towards payment of the Closing Date Payment) and the Escrow Interest Amount, if any.

     Notwithstanding anything in this Section 3.1 to the contrary, if, pursuant to the terms of this Agreement, the "Closing" is divided into two "Closings", one being held on the First Closing Date and the other being held on the Second Closing Date, or, if at a Closing, the Acquired Assets being transferred to Buyer consist of less than both Barges and the other Acquired Assets, then the Closing Date Payment and the disbursement of the Escrow Deposit and the Escrow Interest Amount shall be adjusted as otherwise provided by the terms of this Agreement and the Escrow Agreement.

          (d) Accrued Employee Termination Amount. To the extent Seller and Buyer decide to transfer, and Buyer decides to assume, certain employees of Seller at the Closing, Seller shall calculate the Accrued Employee Termination Amount per employee and, subject to confirmation by Buyer, either (i) Seller shall pay such amount and give satisfactory proof thereof to Buyer or (ii) such amount shall be deducted from the Closing Date Payment, whereby if such amounts are deducted from the Closing Date Payment, Buyer shall promptly pay such amounts on behalf of Seller to those assumed and transferred employees in accordance with applicable Law after the transfer and assumption of such employee. Any miscalculation of the Accrued Employee Termination Amount shall be paid by the Party in whose favor the miscalculation was made and such payment shall not be subject to the limitations of Section 7.5 or Section 7.6.

     3.2 Payment of the Closing Date Payment. No later than forty-five (45) days prior to the Closing Date, Seller shall deliver to Buyer for its review an inventory of spare parts expected to be included among the Acquired Assets as contemplated in Section 3.1 above. No later than fifteen (15) days prior to the Closing Date, Seller shall deliver to Buyer for its review an inventory of all lubricant oils and spare parts included among the Acquired Assets as contemplated in Section 3.1 above, segregating the spare parts into the three categories provided in clauses (A), (B) and (C) of Section 3.1 (c)(iii), reflecting the respective purchase dates of the spare parts, and setting forth the cost of such Acquired Assets listed on Schedule 3.2 (the "Inventory Schedule"). To the extent that the cost of any of the lubrication oil set forth in the Inventory Schedule was paid in a currency other than Dollars, such sums shall be converted to Dollars at the exchange rate published in the Wall Street Journal one Business Day prior to the Closing. Buyer shall be afforded the opportunity to review during normal working hours the books and records of Seller pertaining to the calculations set forth in the Inventory Schedule to confirm the accuracy of such inventory and calculations. Notwithstanding anything herein to the contrary, it is understood that (i) the spare parts included in the Acquired Assets include only spare parts which are as of the Closing Date in good and useful condition and which are not obsolete and (ii) Buyer may, at its election, exclude from the Acquired Assets any or all of the lubrication oil which would have otherwise been included as Acquired Assets by giving Seller written notice (prior to the Closing Date) of Buyer's election to exclude such lubrication oil. At the Closing, Buyer shall pay to Seller the Closing Date Payment by wire transfer of immediately available funds to a bank account (or accounts) as shall have been designated in writing by Seller to Buyer.

     3.3 Allocation of Purchase Price. The Purchase Price shall be allocated to all Acquired Assets in accordance with the allocations set forth on Schedule 3.3, which shall be supplemented to account for those Acquired Assets not reflected thereon but included in the Inventory Schedule. Allocations to the extent enumerated on Schedule 3.3 shall be binding on Buyer and Seller and their respective Affiliates for Tax purposes, and none of the Parties or their respective Affiliates shall take, for Tax purposes, any position in any Tax Return that is inconsistent with such allocation.

     3.4 Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement, to the extent the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer, of any Contract or other asset that would be an Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any authorizations, approvals, consents or waivers of a Governmental Entity or other third party, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, if Buyer, in its sole discretion, so elects in writing, the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such Contract or other asset and this Agreement shall not constitute a sale, assignment, sublease, transfer, conveyance or delivery of such Contract or other asset or an attempt thereof. If the Closing proceeds (as a result of Buyer's election above) without the sale, transfer, conveyance, sublease, assignment or delivery of any such Contract or other asset, then, following the Closing, the parties shall use Commercially Reasonable Efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers;
provided, however, that Buyer shall be required to pay any consideration for any such authorization, approval, consent or waiver other than filing, recordation or similar fees which shall be paid by the party who is required by Law or course of dealing to do so. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such Contract or other asset and to Seller the benefits, including any indemnities, that they would have obtained had the Contract or other asset been conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this Section 3.4 of any Contract or other asset, Buyer shall perform for the benefit of the other Persons that are parties thereto the obligations of Seller or any Affiliate of Seller thereunder and any related liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such liabilities to Buyer, would be Assumed Liabilities and such obligations and liabilities shall for the purposes of Article VII be deemed to be Assumed Liabilities. Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such Contract or other asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall or shall cause its Affiliates to assign, transfer, convey and deliver such Contract or other asset to Buyer at no additional cost to Buyer.

                           ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

     Subject to the terms and conditions and limitations set forth in this Agreement, Seller Parties hereby, jointly and severally, represent and warrant, as of (i) the date of this Agreement, (ii) the Effective Escrow Deposit Date, (iii) the Effective Escrow Deposit Release Date and (iv) the Closing Date (including the Second Closing Date, as the case may be), to Buyer as follows:

     4.1 Organization. Seller is a company limited by shares validly existing under the laws of Bermuda and has the corporate power and authority to own, lease and operate the Acquired Assets. Seller Parent is a corporation validly existing under the laws of the State of Delaware, United States.

     4.2 Authorization. Seller Parties have the power and authority to execute and deliver this Agreement and each Seller Ancillary Document (as applicable), and to perform their obligations hereunder and thereunder and to consummate the Acquisition. This Agreement has been, and the Seller Ancillary Documents shall be as of the Closing Date, duly authorized, executed and delivered by Seller Parties (as applicable) and do or shall, as the case may be, when duly executed by all parties and delivered by Seller Parties (as applicable), constitute the valid and binding agreements of Seller Parties (as applicable), enforceable against Seller Parties (as applicable) in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     4.3 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement or the Seller Ancillary Documents by Seller Parties (as applicable) nor the consummation of the Acquisition will (a) conflict with or result in any breach of any provision of the charter documents of Seller Parties;
(b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity;
(c) to the Knowledge of Seller, violate, conflict with or result in a default under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any agreement, lease or other contract, instrument or obligation (including any power sales agreement); or (d) to the Knowledge of Seller, violate any Law applicable to Seller Parties; excluding from the foregoing clauses (b), (c) and
(d)  such requirements, violations, conflicts, defaults or rights
(i)  which  would  not  adversely affect the  ability  of  Seller
Parties to consummate the Acquisition or (ii) which become applicable as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Buyer.

     4.4 Title. At the Closing, Seller will have and convey to Buyer title to all Acquired Assets, free and clear of any Liens, except for Permitted Liens.

     4.5 Absence of Material Adverse Effect. Except as set forth on Schedule 4.5, such:

          (a)  Seller  has owned and operated the Acquired Assets
     in   all   material  respects  in  the  ordinary  course  in
     accordance  with Prudent Standards and Practices; and

          (b)  there  has  been  no Material Adverse Effect since
     January 1, 2008.

The matters listed on Schedule 4.5 are applicable only to the representations and warranties as at the date of the signing of this Agreement; as of the Effective Escrow Deposit Date, as of the Effective Escrow Deposit Release Date, and as of the Closing Date, such schedule does not apply to matters occurring after the date hereof and there are no exceptions as to matters occurring after the date hereof.

     4.6 Litigation. Except as set forth on Schedule 4.6, as of the date of this Agreement, there is no action, suit or proceeding pending or, to the Knowledge of Seller after due inquiry, threatened against Seller by or before any Governmental Entity or brought by any third party that would be an Assumed Liability if existing after the Closing. Except as set forth on
Schedule 4.6, as of the date hereof none of the Acquired Assets is subject to any outstanding order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator or arbitrators.

     4.7 Compliance with Applicable Law. As of the date of this Agreement, Seller has received no notice that the Seller's ownership or use of the Acquired Assets is in violation of any applicable Law, except for violations that have been rectified, and except as disclosed in Schedule 4.16.

     4.8 Contracts. All Contracts are in full force and effect and, assuming the due authorization, execution and delivery by each other party thereto, are currently enforceable against Seller (and any Affiliate of Seller party thereto), and as of the Closing will be (if not scheduled to expire by their respective terms on or prior to the Closing Date), enforceable by Seller and any Affiliate of Seller party thereto in accordance with the express terms thereof, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity. There does not exist under any material Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder as of the date hereof on the part of Seller or any Affiliate of Seller, or as of the Closing on the part of Seller or any Affiliate of Seller, except as set forth on Schedule 4.8. No counterparty to any Contract has received written notification from Seller or any of its Affiliates that such counterparty is in breach or default under any Contract. There are no oral contracts.

     4.9 Taxes. (a) All Tax Returns required to be filed by or with respect to Seller, the Acquired Assets, Assumed Liabilities or the Power Business (including any consolidated, combined or unitary Tax Return that includes Seller) have been timely filed or as listed in Schedule 4.9 are being contested in good faith and Seller expects to prevail;

          (b) all Taxes required to be shown on such Tax Returns or otherwise due by or with respect to Seller, the Acquired Assets or the Assumed Liabilities have been timely paid or, as are listed on Schedule 4.9, are being contested in good faith;

          (c) all such Tax Returns (insofar as they relate to Seller, the Acquired Assets, the Assumed Liabilities, or the
     Power Business) are true, correct and complete;

          (d) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to Seller, the Acquired Assets or its business or could result in liability of Seller on the basis of joint and/or several liability) and, to the Knowledge of Seller, after due inquiry, no basis exists for any such adjustment;

          (e) except as listed in Schedule 4.9, there are no pending or, to the Knowledge of Seller after due inquiry, threatened claims of action for the assessment or collection of Taxes against Seller, the Acquired Assets, the Assumed Liabilities, or the Power Business or any Person that was included in the filing of a Tax Return with Seller on a consolidated, combined or unitary basis;

          (f)  there  are  no  tax  Liens  on any of the Acquired
     Assets;

          (g) except as listed in Schedule 4.9, there are no requests for information outstanding that could affect the Taxes relating to the Seller, the Acquired Assets, Assumed
     Liabilities or the Power Business;

          (h) Seller has not received any notice or inquiry from any jurisdiction where Seller does not currently file Tax Returns to the effect that such filings may be required with respect to its business or that its business may otherwise be subject to taxation by such jurisdiction;

          (i) to the Knowledge of the Seller, after due inquiry, Seller has properly and timely withheld, collected or deposited and caused to be paid all amounts required to be withheld, collected or deposited in respect of Taxes;

          (j) to the Knowledge of the Seller, after due inquiry, there are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Acquired Assets or the business, nor has Seller received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation; and

          (k)  Seller is otherwise in compliance with Tax Laws.

     4.10 Permits. Except as set forth in Schedule 4.10, as of the date of this Agreement, the Permits include all licenses and permits necessary to utilize and operate the Acquired Assets as they are currently operated for the generation of electricity in accordance with applicable Law. As of the Closing Date, Seller has all permits and licenses, including the Concession, necessary to utilize and operate the Acquired Assets for the generation of electricity in accordance with applicable Law.

     4.11 Barges and Tangible Personal Property. The Barges, the Generation Assets and the Tangible Personal Property are, as of the date of this Agreement, the Effective Escrow Deposit Date, and the Effective Escrow Deposit Release Date in the condition as evidenced by the Pre-Effective Date Inspection and operate in accordance with the Baseline Performance Levels, and, to the Knowledge of Seller Parties, there is no reason that the Barges, the Generation Assets and the Tangible Personal Property should not be able, as of the date of this Agreement, the Effective Escrow Deposit Date, and the Effective Escrow Deposit Release Date
to operate in accordance with the Baseline Performance Levels. The hulls of the Barges are, as of the date of this Agreement, the Effective Escrow Deposit Date, and the Effective Escrow Date Deposit Release Date, in the condition as evidenced by the Pre-Effective Date Inspection and meet the Baseline Hull Condition, and, to the Knowledge of Seller Parties, there is no reason that the hulls of the Barges should not be able, as of the date of this Agreement, the Effective Escrow Deposit Date, and the Effective Escrow Deposit Release Date, to remain in the Baseline Hull Condition.

     4.12 Certain Fees. No Seller Party has employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees or other similar fees in connection with this Agreement or the Acquisition.

     4.13 Conduct in the Ordinary Course. Seller has not failed to pay any material obligation to any creditor or allowed any Permit or Environmental Permit relating to its business to lapse (other than in accordance with its terms) or to be terminated or failed to renew any insurance policy (other than to replace such policy with a new policy of the same coverage and quality), Permit (other than to replace such Permit with a new Permit) or Environmental Permit (other than to replace such permit with a new Permit) that is scheduled to terminate or expire within thirty (30) days of the Closing.

     4.14 Insurance. All assets, properties and risks of Seller relating to the Acquired Assets or the Power Business are covered and insured by the policies set forth on Schedule 4.14, and all premiums with respect to those policies have been paid and are current.

     4.15 Truth. No representation or warranty of any Seller Party in this Agreement, nor any written statement or certificate furnished or to be furnished to Buyer by a Seller Party pursuant to Section 2.6 of this Agreement or pursuant to any Seller Ancillary Document, contains or, in the case of such certificate, will contain any untrue statement of a material fact, or omits or, in the case of such certificate, will omit a material fact necessary to make the statements contained herein and therein not misleading. All data and documents contained in the electronic data provided to Buyer by Seller in connection with the Acquisition and which are listed in Schedule 4.15 hereto represent accurate and complete copies of all originals of such data and documents. Seller has delivered a copy of Sections 4.5 and 4.11 of this Agreement to those individuals listed on
Schedule 1.1(c) under the heading: "Persons Reviewing Sections 4.5 and 4.11" and requested that each of them read those Sections and advise Seller in writing of any inaccuracies that they believed were contained in those Sections. Seller also delivered the final execution version of this Agreement to each of the other individuals listed on Schedule 1.1(c) prior to its execution and requested that each one of them read this Agreement and advise Seller in writing of any inaccuracies that they believed were contained herein.

     4.16 Environmental and Other Permits and Licenses; Related Matters. Except as set forth in Schedule 4.16, (a) Seller is in material compliance with, and for the past three (3) years has been in material compliance with, all applicable Environmental Laws and all Environmental Permits. All past noncompliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or

Environmental  Permit;  and (b) there are no environmental claims
pending  or,  to  the  Knowledge   of   Seller after due inquiry,
threatened against Seller or the Generation Assets, and, to the Knowledge of Seller after due inquiry, there are no circumstances
that can reasonably  be   expected  to form the basis of any such
environmental claim, including   with  respect  to  any  off-site
disposal location currently or formerly used by Seller or any of its predecessors or with respect to its or their previously
owned or operated  facilities.   Notwithstanding anything in this
Agreement to the contrary, no  representation is made in  Section
4.7 or this Section 4.16 with respect to compliance with noise standards or requirements. The matters listed on Schedule 4.16 are applicable only to the representations and warranties as at the date of the signing of this Agreement, the Effective Escrow Deposit Date, and as of the Effective Escrow Deposit Release Date; however, as of the Closing Date, such schedule does not apply and there are no exceptions.

     4.17 Labor Matters and Employee Benefits. Seller is in compliance in all material respects with all labor, social security, construction fund related and employment related Laws related to the Acquired Assets and the Power Business. The names, positions, salaries, bonuses, benefits and years of longevity, respectively, of those people (the "DR Employees") employed by Seller in the Power Business, as listed in
Schedule 4.17 as amended and restated at the Closing Date, are true and correct. There are no additional bonuses or other benefits payable to the DR Employees other than those listed on
Schedule 4.17. The DR Employees are not unionized, and there is no collective bargaining agreement with the DR Employees. To the Knowledge of Seller, there is no union activity or threat of unionization for the DR Employees.

     4.18 Absence of Certain Payment Obligations. As of the date of this Agreement, Seller owes no payment obligations to:
(i) the City Hall (Ayuntamiento de Santo Domingo) arising out of the General Electricity Law and attributable to the Barges and
(ii) the Fossil Fuels Department of the Ministry of Treasury (Departamento de Combustibles de la Secretaria de Estado de
Hacienda) arising out of the Import and purchase of fuels and attributable to the Barges of the Power Business.

     4.19 No Other Representations or Warranties. SELLER MAKES NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO BUYER, FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS. IN ADDITION, EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY CONTAINED IN THIS
ARTICLE IV OR A SELLER ANCILLARY DOCUMENT OR A CERTIFICATE CONFIRMING THE ACCURACY THEREOF AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO ANY OTHER INFORMATION OR DOCUMENTS (FINANCIAL OR OTHERWISE) MADE AVAILABLE TO BUYER OR ITS COUNSEL, ACCOUNTANTS OR ADVISERS WITH RESPECT TO SELLER, THE BARGES, THE ACQUIRED ASSETS OR THE ASSUMED LIABILITIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR A SELLER ANCILLARY DOCUMENT OR A CERTIFICATE CONFIRMING THE ACCURACY THEREOF AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE ACQUIRED ASSETS, ITS LIABILITIES OR OPERATIONS. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT,

BUYER IS PURCHASING THE ACQUIRED ASSETS ON AN "AS-IS" BASIS SUBJECT TO SELLER'S OBLIGATIONS HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE ACQUIRED ASSETS OR ANY LIABILITIES OTHER THAN THE ASSUMED LIABILITIES, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                            ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BUYER

     Subject to the terms, conditions and limitations set forth in this Agreement, Buyer hereby represents and warrants, as of the date hereof, as of the Effective Escrow Deposit Date, and as of the Closing Date, to Seller Parties as follows:

     5.1 Organization. Buyer is a corporation validly existing under the laws of Barbados and with a branch registered in the Dominican Republic.

     5.2 Authorization. Buyer has the requisite power and authority to execute and deliver this Agreement and each Buyer Ancillary Document, and to perform its obligations hereunder and thereunder and to consummate the Acquisition. This Agreement has been, and Buyer Ancillary Documents shall be as of the Closing Date, duly authorized, executed and delivered by Buyer and do or shall, as the case may be, when duly executed by all parties and delivered by Buyer, constitute the valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     5.3 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement or the Buyer Ancillary Documents by Buyer nor the consummation of the Acquisition will
(a) conflict with or result in any breach of any provision of the charter documents of Buyer; (b) require any filing with, or the obtaining of any material permit, authorization, consent or approval of, any Governmental Entity; (c) to the Knowledge of Buyer, violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the material terms, conditions or provisions of any agreement, lease or other contract, instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound; or
(d) to the Knowledge of Buyer, violate any Law, order, injunction or decree applicable to Buyer; excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights (i) which would not adversely affect the ability of Buyer to consummate the Acquisition or
(ii) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, Seller.

     5.4 Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the Knowledge of Buyer, threatened against Buyer, by or before any Governmental Entity or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict Buyer's ability to consummate the Acquisition.

     5.5 Certain Fees. Buyer has not incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the Acquisition which would be payable by Seller.

     5.6 Buyer Qualifications. Buyer is qualified to obtain all consents and approvals required hereunder and there are no conditions in existence, which could reasonably be expected to delay, impede or condition the receipt by Buyer of any of such consents or approvals.

     5.7 Independent Review. Subject to Section 4.15, Buyer has conducted its own independent review and analysis of the Acquired Assets and the Assumed Liabilities, based on those statements made by, and those documents and records provided by, Seller and actual physical inspections conducted by Buyer, and acknowledges that Buyer has been provided access to the premises of Seller for this purpose.

                           ARTICLE VI
                            COVENANTS

     6.1 Pre-Closing Covenants. The Parties hereby agree that, except as otherwise expressly provided herein, Seller will continue to have sole and exclusive possession of and right to use and operate the Acquired Assets for its own account, using good utility practice and in compliance with applicable Laws, until the Wind Down Date. Seller agrees that, during the period from the date of this Agreement to the Wind Down Date, except as
(a)  contemplated  by this Agreement or the Ancillary  Documents,
(b) required by applicable Law or (c) otherwise consented to by Buyer (which consent shall not be in the case of clause (ii) or (iii) below unreasonably withheld) in advance expressly in writing, Seller shall:

          (i)  not  sell,  encumber  or  dispose  of any Acquired
     Asset;

          (ii) pay any amounts that become due and owing by Seller to the tax authorities of the Dominican Republic in connection with the import and purchase of fuel;

          (iii) not enter into new contracts, which would constitute Assumed Liabilities nor cancel, amend, modify, terminate, replace or waive or fail to enforce any right or default or settle any claim under any Contract or agree to do any of the foregoing; and

          (iv) use Commercially Reasonable Efforts to ensure that, as of the Closing Date, the Acquired Assets will include the spare parts specified in Schedule 2.1(b) in the condition required by Section 3.1 .

     6.2  Operation and Maintenance of Acquired Assets.

          (a) Maintenance. During the period commencing on the date hereof and ending on the Wind Down Date, Seller shall operate, maintain and preserve, at its sole cost and expense, the Barges (including the hulls thereof) and the other
     Acquired Assets in  accordance  with   Prudent Standards and
     Practices and Hull Maintenance, Seaworthy (in the case of the Barges), so that the Barges' hulls meet the Baseline Hull Condition and the Acquired Assets otherwise operate (through and until the Generation Assets cease to
     operate)   at   the  Baseline  Performance Levels (provided,
     with respect to the Noise Emissions Baseline, Seller's obligations shall be limited as provided in Section 4.F.3 of
     Schedule 1.1(d)) (collectively, the "Required Operating Condition"). It is understood that the requirements of this
     Section 6.2 shall be deemed to be satisfied if Seller has operated, maintained and preserved the Acquired Assets during the period commencing on the date hereof and ending on the Wind Down Date consistent with Prudent Standards and Practices and Hull Maintenance and so that the Barges' hulls meet the Baseline Hull Conditions and the Acquired Assets otherwise operate (through and until the Generation Assets cease to operate) at the Baseline Performance Levels. With respect to the hulls of the Barges, as of the date of this
     Agreement, Seller shall perform the Hull    Maintenance in a
     prompt  manner  consistent  with  Prudent  Standards     and
     Practices. As promptly as reasonably possible following the date hereof, Seller shall cause the repairs referred to
     Schedule 4.5 to be completed. Seller will furnish Buyer with a maintenance report by the fifteenth (15th) day of each month until the Second Closing in the form set forth in Exhibit J.

          (b) Decommission. From the Wind Down Date to the Closing Date, Seller shall safeguard and maintain the condition of the Acquired Assets as they are prepared for delivery to Buyer in a manner consistent with Protocol of Delivery and Acceptance.

          (c)  Expenses.  All expenses in respect of the Acquired
     Assets prior to the Closing Date shall be for the sole account of Seller.

          (d) Insured Events. If, prior to the Closing Date, the Acquired Assets are damaged or destroyed due to any event (the "Insured Event"), then, Seller shall promptly notify Buyer in a detailed writing thereof and within forty-five (45) days following the occurrence of the Insured Event, Seller shall obtain and deliver to Buyer a written estimate of the total costs and the repair time required to complete the actions necessary to replace, restore or repair the Acquired Assets to the Required Operating Condition.

     6.3 Access to Information. Subject to the restrictions of any applicable Law between the date hereof and the Closing, Seller shall:

          (a) give Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of or relating to the Acquired Assets and the Assumed Liabilities (except for financial information (other than related to operating expenses) and except for employee records or records regarding Seller or its Affiliates not relevant to the Acquired Assets); and

          (b) permit Buyer to make such inspections thereof as Buyer may reasonably request; provided, however, that any such investigation shall be conducted during normal business hours and in such a manner as to not interfere unreasonably with the business operations of Seller.

     6.4  Consents.

          (a) Joint Efforts. Each of Seller and Buyer shall cooperate and use its Commercially Reasonable Efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties necessary to assign the Contracts and to consummate the Acquisition. In addition to the foregoing, Buyer agrees to provide such information relating to its financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought in connection with the Acquisition.

          (b) Releases. After the Closing Date, Buyer and Seller shall use Commercially Reasonable Efforts (i) to promptly cause Seller or any Affiliate of Seller, as the case may be, to be released and discharged from any and all Assumed Liabilities and (ii) to promptly cause Buyer to be substituted in the place of Seller or any of the Affiliates of Seller, as the case may be, for all purposes under the Contracts.

     6.5 Further Assurances. Each of Seller and Buyer shall cooperate, and use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Acquisition.

     6.6  Wind Down.

          (a)  Wind Down.

          (i) Preparation for Delivery. After the date hereof, Buyer will deliver to Seller the Wind Down Notice. Notwithstanding anything herein to the contrary, however, it is understood that the Wind Down Date shall not be a date prior to October 1, 2010. On the Wind Down Date, Seller will stop operating the Acquired Assets and will proceed to prepare the Acquired Assets for delivery to Buyer in accordance with the Protocol of Delivery and Acceptance. Seller shall undertake all steps necessary to ensure that the Closing Date occurs during the Delivery Window. In all circumstances, the place of delivery for the Acquired Assets (the "Delivery Point") shall be at their current location in Santo Domingo, Dominican Republic.

          (ii) Baseline Performance Levels. After the Buyer has delivered to the Seller the Wind Down Notice and (unless otherwise expressly directed by Buyer in the Wind Down Notice not to conduct such tests at all) on such dates as mutually selected by Buyer and Seller to permit the completion of the applicable tests as close to the Wind Down Date as reasonably practicable but not in any event more than sixty (60) days after the date of Seller's receipt of the Wind Down Notice (such sixty (60) day period being referred to herein as the "Final Testing Period"), Seller shall, in the presence of representatives of Buyer, test the Generation Assets in accordance with the Performance Tests to determine if the Barges are in the Required Operating Condition. The costs of the Performance Tests shall be
     borne  as  provided   in Schedule 1.1(d).

          (iii) Hull Inspection. After Buyer has delivered to the Seller the Wind Down Notice, Seller shall permit Buyer, on a mutually agreed Business Day, which is at least sixty
     (60) days prior to the Wind Down Date, to inspect the Barges' hulls in accordance with the Hull Test Guidelines to determine if the Barges' still meet the Baseline Hull Condition. If a Barge does not meet the Baseline Hull Condition, then Seller shall promptly repair the Barge(s) so that the hull(s) of the Barge(s) meet the Baseline Hull Condition by the last day of the Delivery Window or, if not so repaired, a Minor Delivery Failure shall be deemed to have occurred. Following the Closing with respect to a Barge(s), Buyer shall, at its election, be permitted to conduct, at its own expense, a dry dock inspection of the hull(s) of the Barge(s). To the extent that, within one hundred twenty (120) days following the Closing Date of a Barge(s) (subject to extension of such one hundred twenty (120) day period in cases of a Dry Dock Force Majeure Event for an additional period of up to sixty
     (60) days), Buyer and Seller mutually determine in writing or an independent and reputable expert advises Buyer and Seller, in writing, that the hull(s) of the Barge(s) requires repairs in order for the hull(s) to meet the Baseline Hull Condition (such repairs to meet such Condition being hereinafter referred to as the "Required Repairs"), then Buyer shall be entitled to cause the Required Repairs to be made and Seller shall reimburse Buyer for such Repairs in an amount (the "Hull Net Repair Cost"), if any, equal to
     (A) the actual total cost of the Required Repairs for both Barges less (B) One Million Dollars (U.S. $1,000,000). Any amount payable to Buyer by Seller pursuant to this
     Section 6.6 (a)(iii) shall be paid first from Escrow Account out of the Hull Escrow Amount, to the extent thereof, and, thereafter directly by Seller. Promptly following the payment of the Hull Net Repair Cost or the determination that no Hull Net Repair Cost will be payable hereunder by Seller, the balance of the Hull Escrow Amount shall be disbursed by the Escrow Agent to Seller.

          (iv) Known Hull Repair Issues. Seller shall repair the Known Hull Repair Issues in a reasonable manner within one hundred eighty (180) days following the date hereof; provided, however, that, if the Known Hull Repair Issues have not been repaired at least sixty (60) days prior to the Wind Down Date, Buyer may notify the Seller in writing that Buyer wishes to address any or all of the Known Hull Repair Issues after the Closing, in which case the applicable amount set forth on Schedule 1.1(i) will be deducted from the Closing Date Payment; provided further, however, if the reasonable actual cost for the Known Hull Repair Issues exceed the estimated amount of the Known Hull Repair Issues listed in Schedule 1.1(i), Seller Parties shall promptly reimburse and pay the difference upon demand (including evidence thereof). The Parties agree that such amount may also be paid to Buyer from the Hull Escrow Amount. For purposes of clarity, it is understood that Seller's estimated cost for Known Hull Repair Issues addressed by Buyer after the Closing in accordance with this Section 6.6
     (a)(iv) shall be deducted from the Closing Date Payment and then any incremental actual cost for such Known Hull Repair Issues shall be reimbursed to Buyer pursuant to this Section 6.6(a) (iv) and, as such, shall not be subject to the One Million Dollars (U.S. $1,000,000) deductible otherwise provided for in Section 6.6(a)(iii).

          (v)  Allocation.  Notwithstanding   anything in Section
     6.6(a)(iii)  or  Section  6.6(a)(iv)  to the contrary, it is
     understood that (a)  to  the  extent  Required  Repairs   or
     repairs for Known Hull Repair Issues are performed by Buyer after the Closing, (b) those repairs are made to correct any
     deteriorated  shell  plating  on   a   Barge's   hull  where
     deterioration exceeds 30% of original manufactured thickness, and (c) Buyer elects to make repairs to the shell plating
     such   that,   following   such   repairs,   the   remaining
     deterioration to the repaired area is less than 30% of original manufactured thickness, then, for the purposes of
     Section 6.6(a)(iii) or Section 6.6(a)(iv), the actual cost of making the Required Repairs or the repairs for Known Hull Repair Issues, as relates to such shell plating, shall be determined on a pro rata basis (thus, for example, if the relevant deterioration was 35% of original manufactured thickness pre-repair and there was no (0%) deterioration from original manufactured thickness post-repair, then one-seventh (1/7th) (5% divided by 35%) of the applicable repair costs would be deemed the cost of the applicable Required Repairs or repairs for Known Hull Repair Issues while the remaining six-sevenths (6/7ths) of the applicable repair costs would be disregarded for the purposes of Section 6.6(a)(iii) or Section 6.6(a)(iv), as applicable.

          (b) Force Majeure. Notwithstanding the foregoing, in the event Seller cannot, due to a Force Majeure Event which occurs at any time following the date hereof, deliver all the Acquired Assets in the Required Operating Condition during the Delivery Window, without prejudice to Buyer's rights under Section 8.1 (e), then, so long as Seller shall continue to exercise its best efforts to deliver all the Acquired Assets in accordance with the terms of this Agreement as promptly as possible, the Delivery Window shall be extended for such reasonable time so as to permit Seller to comply with its obligations under this Agreement. Seller shall provide written notice to Buyer (the "Force Majeure Notice") promptly following Seller's Knowledge of the Force Majeure Event. The Force Majeure Notice shall set forth the nature and facts surrounding the Force Majeure Event and the actions Seller has taken or intends to take to resolve issues related to the delivery of the Acquired Assets that are attributable to such Force Majeure Event. Force Majeure Events shall not excuse a Party from delay or failure in performing its obligations:

          (i)  simply  because   performance   has   become  more
     expensive;

          (ii) if   its   failure  to  perform is due to the non-
     performing Party's intentional acts or omissions or its failure to exercise due diligence, oversight or planning (as defined in the definition of "Force Majeure Event" in
     Section 1.1 ); or

          (iii) to the extent that the Party asserting a Force Majeure Event fails to fulfill its obligations as soon as reasonably possible after such Force Majeure Event has been eliminated or has ceased to prevent the affected Party from fulfilling its obligations.

If a Force Majeure Event occurs at any time following the date hereof and, as a result thereof, it is reasonably likely that using Commercially Reasonable Efforts Seller will not be able to consummate the Closing on or before May 31, 2011 (a "Force Majeure Delivery Failure") with respect to one or both of the Barges, other than due to the failure to cure a Minor Delivery Failure as of May 31, 2011, then Buyer, at its election (exercised by giving written notice to Seller within thirty
(30) days following the occurrence of the Force Majeure Event), shall have the right (A) if the Force Majeure Delivery Failure is applicable to both Barges, to terminate this Agreement pursuant to Section 8.1 (e) (a "Force Majeure Termination") or (B) if the Delivery Failure is applicable to only one of the Barges, to exclude from the Acquisition the Barge so affected and any related Acquired Assets (a "Force Majeure Exclusion"). In the case where Buyer elects a Force Majeure Exclusion with respect to only one Barge and any related Acquired Assets, then (i) Seller shall, promptly thereafter, after receiving written notice of such election, pay to Buyer, by wire transfer of immediately available funds to a bank account (or accounts) as shall have been designated in writing by Buyer to Seller, an amount (in U.S. Dollars) equal to the

Partial Termination Payment, if any, (ii) the Escrow Agent shall disburse to Buyer, in accordance with the terms of the Escrow Agreement, the Partial Termination Escrow Payment and (iii) upon receipt of the Partial Termination Payment, if any, and the
Partial Termination Escrow Payment, Buyer shall promptly thereafter release all liens under the Security Agreement with respect to the Barge and any related Acquired Assets which have been excluded from the Acquisition.

          (c) Repair Notice. If, for any reason other than a Force Majeure Event, it can reasonably be expected that Seller will not be able to deliver all the Acquired Assets during the Delivery Window in the Required Operating Condition (a "Repair Condition"), then Seller shall promptly as practicably possible give Buyer written notice thereof (the "Repair Notice"), which notice shall set forth (i) a detailed listing of the Acquired Assets which cannot be delivered during the Delivery Window in the Required Operating Condition (the "Damaged Assets"); (ii) the actions (the "Repair Actions") necessary to replace, restore or repair the Damaged Assets to the Required Operating Condition; and (iii) an estimate of the total time (stated in days) (the "Projected Repair Time") and the estimated total costs (the "Repair Costs") necessary to complete the Repair Actions, which estimates shall be supported by reasonably detailed documentation, and, if requested in writing by Buyer, such estimates shall be reviewed by an independent expert who shall comment on such estimates after due consultation with the DR Employees (which expert shall be mutually agreed to in writing by Buyer and Seller and the costs of which expert shall be shared equally by Buyer and Seller). If an independent expert is engaged, Seller agrees to consider fully any and all recommendations made by such expert and, if appropriate based upon a good faith review of those recommendations, to revise the Repair Actions, Projected Repair Time or Repair Costs pursuant to this Section 6.6 (c) after due consultation with the independent expert (which estimates, as so revised, shall thereafter serve as the applicable estimates for Repair Actions, Projected Repair Time and Repair Costs for the purposes of this Agreement). Except as otherwise provided in Section 6.6 (d) or Section 6.6 (e), promptly following the occurrence of a Repair Condition, Seller shall use its best efforts, at its expense, to have all Repair Actions completed as soon as practicably possible.

          (d) Minor Delivery Failure. Notwithstanding anything herein to the contrary, if the Repair Actions constitute a Minor Delivery Failure which have not been cured by the last day of the Delivery Window, then Buyer, at its election (exercised by giving written notice to Seller within thirty
     (30) Business Days following Buyer's receipt of the Repair Notice), shall either elect (i) to delay the Closing Date (and to extend the Delivery Window) until such time as Seller can deliver all of the Acquired Assets in the Required Operating Condition (such option being hereinafter referred to as "Option A") or (ii) to establish a date for the Closing (and to extend the Delivery Window) to occur (which shall be a Business Day selected by Buyer which shall be no earlier than the seventy-fifth (75th) day after the Wind Down Date) and to close the Acquisition on the Closing Date, but, when the Closing is consummated pursuant to this
     Section 6.6 (d)(ii), the Closing Date Payment shall be reduced (in accordance with Section 3.1 (c) (vii)) by the estimated Repair Costs which have not been paid by Seller subsequent to the date of the Repair Notice and prior to the Closing Date (in which case Buyer shall thereafter be responsible for the completion of any remaining Repair Actions and the payment of any remaining Repair Costs) (such option being hereinafter referred to as "Option B"). Notwithstanding anything herein to the contrary, in a case where Buyer elects Option A pursuant to this Section 6.6 (d) and all of the Acquired Assets are not in the Required Operating Condition as of the end of the Repair Time, then Buyer, at its election (exercised by giving written notice to Seller within ten (10) Business Days following the end of the Repair Time), shall once again have the option to elect Option B (otherwise, Option A shall remain in effect).

          (e)  Major  Delivery  Failure.   (i)   Buyer   Options.
     Notwithstanding  anything  herein (other than in Section 6.6
     (e)(ii))  to  the   contrary,   if   the   Repair  Condition
     constitutes  a  Major  Delivery  Failure  which Seller using
     Commercially  Reasonable  Efforts   cannot   be   reasonably
     expected to rectify so that the Barges meet the Required Operating Condition by the last day of the Delivery Window, then Buyer, at its election (exercised by giving written notice to Seller within thirty (30) Business Days following Buyer's Knowledge of the Major Delivery Failure), shall either elect (A) to elect Option A, (B) to elect Option B or
     (C) to establish a date for the Closing (and to extend the applicable Delivery Window) to occur (the "First Closing Date") (consistent with the time frame prescribed in Option
     B), to close the Acquisition with respect to any Barge which does not have Damaged Assets situated thereon, in which case, the Closing Date Payment shall be reduced (in accordance with Section 3.1 (c)(vi)) by an amount (the "Seller Delivery Failure Amount") equal to the sum of (1) the Barge A Purchase Price or the Barge B Purchase Price, as applicable, if Buyer is not purchasing Barge A or Barge B on the First Closing Date plus (2) the respective amount of the Purchase Price otherwise allocable (in accordance with Schedule 3.3) to any other Generation Assets which are not being acquired on the First Closing Date (the "Remaining Assets") (such option being hereinafter referred to as "Option C").

                    (1) Notwithstanding anything herein to the contrary, in a case where Buyer elects Option A pursuant to this Section 6.6 (e)(i) and all of the Acquired Assets are not in the Required Operating Condition as of the end of the Repair Time, then Buyer, at its election (exercised by giving written notice to Seller within ten (10) Business Days following the end of the Repair Time), shall once again have the option to elect Option B or Option C.

                    (2) In the case where Buyer elects Option C, Buyer shall, as a part of that Option, also elect (in the same written notice in which Buyer elects Option C) either (x) to exclude from the Acquisition completely the Remaining Assets (such option, under Option C, being hereinafter referred to as "Option C-1") or (y) to defer the Acquisition of the Remaining Assets (and to extend the applicable Delivery Window) until the end of the Repair Time (such option, under Option C, being hereinafter referred to as "Option C-2"). Notwithstanding anything herein to the contrary, in the case where Buyer elects Option C-1, on the Closing Date as part of the Closing, (1) the Escrow Agent shall pay to Seller the Closing Date Payment and an amount equal to the Escrow Fraction times the Escrow Interest Amount shall also be paid to Seller; (2) remaining balance of the Escrow Deposit and the Escrow Interest Amount shall be paid to Buyer;

               and (3) Buyer shall release all liens under the Security Agreement in connection with such Remaining Assets which are excluded from the Acquisition. In the case where Buyer elects Option C-2, then, at such time as Seller has completed the Repair Actions with respect to the Damaged Assets, Seller shall establish a date for the Closing to occur (the "Second Closing Date") (by at least ten (10) Business Days' prior written notice to Buyer) at which Buyer and Seller shall close the Acquisition of the Remaining Assets, and
               (1) Buyer shall pay on the Second Closing Date (either directly or through the disbursement of the Escrow Deposit by the Escrow Agent) the balance of the Closing Date Payment which was not otherwise paid on the First Closing Date, and (2) the balance of the Escrow Interest Amount shall be disbursed to Seller in accordance with the terms of the Escrow Agreement. Notwithstanding anything herein to the contrary, in a case where Buyer elects Option C-2 pursuant to Section 6.6 (e)(i) and the Remaining Assets are not in the Required Operating Condition as of the end of the Repair Time, then Buyer, at its election (exercised by giving written notice to Seller within ten (10) Business Days following the end of the Repair
               Time), shall  once  again have the option to elect
               Option C-1.

          (ii) Additional   Option.    Notwithstanding   anything
     herein to the contrary, in case of a Major Delivery Failure and if the Seller has delivered the Repair Notice promptly as practicably possible and the Repair Costs with respect to a Barge exceed, in the case of Repair Costs with respect to Barge A, eighty-five percent (85%) of the Barge A Purchase Price, or, in the case of Repair Costs with respect to Barge B, eighty-five percent (85%) of the Barge B Purchase Price, and if Buyer decides not to elect Option C, within ten (10) Business Days of such decision not to elect Option C, Buyer shall give Seller written notification thereof and upon receipt of such notification Seller shall have the option to exclude from the Acquisition (such option being hereinafter referred to as "Option D") (A) any Barge
     for which  the   Repair  Costs   with respect thereto exceed
     eighty-five percent (85%) of its Purchase Price and (B) any related Acquired Assets. Seller shall (if it chooses to do
     so) exercise its rights under this Section 6.6 (e)(ii) by giving Buyer written notice thereof within thirty (30) Business Days following the date that the Repair Notice has been given to Buyer as required by the previous sentence and the Repair Cost has been determined within a reasonable period. In the case where Buyer decides not to elect Option
     C and Seller elects Option D with respect to both    Barges,
     then Seller, Buyer and the Escrow Agent shall take the respective actions specified in Section 8.3(c) as if the Agreement had been terminated in accordance with Section 8.1
     (c) hereof. In the case where Buyer decides not to elect Option C and Seller elects Option D with respect to only one Barge and related Acquired Assets, then (i) the Seller shall, within ten (10) Business Days after electing Option D, pay to Buyer, by wire transfer of immediately available funds to a bank account (or accounts) as shall have been designated in writing by Buyer to Seller, an amount (in U.S. Dollars) equal to the Partial Termination Payment, if any, (ii) the Escrow Agent shall disburse to Buyer, in accordance with the terms of the Escrow Agreement, the Partial Termination Escrow Payment and (iii) upon receipt of the Partial
     Termination Payment, if any, and  the  Partial   Termination
     Escrow  Payment,  Buyer  shall  release   all   liens  under
     the Security Agreement
     with respect to the Barge and any related Acquired Assets which have been excluded from the Acquisition.

          (f)  Seller  Late  Decommission  Obligations.   If  the
     Closing with respect to one or both of the Barges (the "Delinquent Barge(s)") has not occurred as a result of a Seller Delivery Failure or Seller's failure to perform the Performance Test during the Final Testing Period if directed to perform such in the Wind Down Notice in accordance with
     Section 6.6  (a) (ii),  as   of  the  following  dates,   as
     applicable, (a) the last day of the Delivery Window with respect to the Delinquent Barge (as extended with respect to the Delinquent Barge by a Force Majeure Event, if applicable, pursuant to Section 6.6 (b)), or, in the case of a Minor Delivery Failure or a Major Delivery Failure, (x) if Buyer has elected Option A or Option C-2 with respect to the Delinquent Barge, the last day of the applicable Repair Time with respect to the Delinquent Barge (as extended with respect to the Delinquent Barge by a Force Majeure Event, if applicable, pursuant to Section 6.6 (b)), or (y) if Buyer
     has  elected  Option   B   or  Option  C with respect to the
     Delinquent Barge, the applicable Closing Date established by Buyer with respect to the Delinquent Barge pursuant to
     Section 6.6 (d) or Section  6.6  (e),  as   applicable (such
     date as described in clause (a), (x), or (y), as applicable,
     being hereinafter referred to as the "Delinquent     Date"),
     Seller Parties shall for the time period (the "Damage Period") commencing on the Delinquent Date and ending on the earliest of, as applicable, (i) the Closing Date for the Delinquent Barge, (ii) the date as of which Buyer elects to exclude the Delinquent Barge from the Acquisition, or (iii) the date which is two hundred seventy (270) days after the Delinquent Date, take the following actions:

          (i) Seller shall furnish to Buyer Replacement Power at the Agreed kWh Rate as and when Buyer desires to consume such Replacement Power during each day of the Damage Period;

          (ii) to the extent that Seller fails to provide Buyer the Replacement Power in accordance with Section 6.6 (f)(i), then Seller shall pay to Buyer weekly on an estimated basis (to be reconciled at the end of each month when actual costs are available and subject to a late fee of one (1) percent per month if not paid within five (5) days of the end of each month) the costs (the "Replacement Costs Amounts") Buyer incurs to obtain Replacement Power for use in the Dominican Republic because the Market Rates at any time and from time to time exceed the Agreed kWh Rate, as such costs for convenience are determined on a per diem basis for each day during the Damage Period when Seller fails to provide Buyer the Replacement Power in accordance with Section 6.6
     (f)(i) (the total of the Replacement Costs Amount, if any, payable by Seller to Buyer hereunder is referred to as the "Seller Late Decommission Payment").

During the Damage Period, Buyer shall first to the extent in service utilize idle power capacity available from generation stations owned by the Buyer and/or its affiliates that are permanently located in the Dominican Republic and are not powered by diesel fuel. Buyer shall use Commercially Reasonable Efforts to procure Replacement Power from alternative sources at commercially reasonable rates based upon then prevailing market conditions (the "Market Rates") if Seller does not provide some or all of such. If, on any day (a "No Power Day") during the Damage Period, some or all Replacement Power is unavailable to Buyer despite Buyer's using its Commercially Reasonable Efforts to obtain such Replacement Power, Seller shall pay Buyer consequential damages up to a maximum of Ninety Thousand Dollars (U.S. $90,000) per No Power Day for the first ninety (90) No Power Days during the Damage Period and up to a maximum of One Hundred Fifty Thousand Dollars (U.S. $150,000) per No Power Day for each additional No Power Day during the Damage Period after the first ninety (90) No Power Days. In all cases the foregoing amounts shall be pro rated by multiplying them by the Replacement Power not provided divided by the Replacement Power which was to be provided. Notwithstanding Seller's provision of Replacement Power or payment of Replacement Costs Amount above, to the extent Buyer has not elected to exclude the Delinquent Barge(s) from the Acquisition or to terminate this Agreement, Seller shall satisfy all its obligations hereunder so that the Closing with respect to the Delinquent Barge(s) may occur promptly, and Seller and Buyer agree time is of the essence. Notwithstanding anything to the contrary in this Agreement, if Seller Parties provide Replacement Power or pay Buyer the Seller Late Decommission Payment in accordance with this Section 6.6 (f), then, except as otherwise provided in Section 2.5 (b), Seller Parties shall not be responsible for any additional monetary damages due to Losses incurred by Buyer as a result of the failure of the Closing to occur with respect to the Delinquent Barge(s) on or prior to the Delinquent Date, but Seller shall continue to be responsible to perform its obligations under the previous sentence.

     6.7 Shipping of Acquired Assets from Delivery Point. Seller shall, at its sole expense and cost, dismantle, decommission, pack and otherwise prepare the Acquired Assets for removal in shipping quality consistent with Protocol of Delivery and Acceptance. After the Closing Date, Buyer shall be responsible for the shipping, relocation and installation of the Barges and any other Acquired Assets from the Delivery Point to Buyer's power plant or any other location determined by Buyer. For a period not to exceed ninety (90) days after the Closing Date, at Buyer's request, Seller shall provide (to the extent Seller continues to employ skilled technical personnel), at no additional cost to Buyer, technical consultation (up to a total of 120 man/woman hours) with respect to the relocation, the infrastructure and installation of the Barges and other Acquired Assets as shall be reasonably requested in writing by Buyer.

     6.8 Public Announcements. Except as hereafter agreed to in writing by the Parties, the Parties hereby agree that no disclosures with respect to this Agreement or the Acquisition shall be made prior to the Effective Date. Notwithstanding the foregoing, nothing shall prevent the Parties from announcing the fact that Buyer has contracted with Seller Parties for the purchase of the Acquired Assets in connection with the Mining Project. Notwithstanding the first sentence above, if, in the reasonable judgment of a Party, such Party is required by Law or by the rules of a national securities exchange, to issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the Acquisition which would otherwise violate the restrictions contained in the first sentence of this Section 6.8 , then such Party shall be permitted to make such disclosure following reasonable advance notice thereof to the other Parties.

     6.9 Tax Matters. After the Closing Date (as applicable), Buyer and Seller shall use Commercially Reasonable Efforts and cooperate (without being required to make any payment or incur any economic burden) to provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes.

     6.10 Confidentiality. Each Party shall keep confidential and shall not disclose to any Person without prior written consent of the other Party (the "Provider") the existence or content of this Agreement, all information (irrespective of written, oral or any other form) received prior to, on or after the date hereof by such Party or its representatives and Affiliates (each, a "Recipient") from the Provider in connection with this Agreement, the Ancillary Documents or the Acquisition (the "Confidential Information"); provided, however, that the Recipient may disclose Confidential Information to its representatives, potential and actual investors, financers, insurers, contractors, suppliers, consultants and Affiliates involved in the Acquisition or the Mining Project; and provided further, however, subject to the requirements of Section 6.8 , Barrick or any Affiliate shall be permitted to announce the fact that it has contracted with Seller Parties to purchase the Acquired Assets in connection with its proposed mining operations. The Recipient shall be liable for any breach by its representatives and Affiliates of any of its confidentiality obligations contained herein. Notwithstanding the foregoing, in the event that the Recipient or any of its representatives or Affiliates is requested pursuant to, or required by, applicable Law or legal process (including rules of any national securities exchange) to disclose any Confidential Information, the Recipient shall notify the Provider promptly so that the Provider may seek a protective order or other appropriate remedy or, in the Provider's sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the Provider waives compliance with the terms of this Agreement, the Recipient shall furnish only that portion of the Confidential Information that the Recipient is advised by counsel is required and will exercise all reasonable efforts as are practicable to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding anything to the contrary, however, any Party unconditionally shall be permitted to file with the U.S. Securities and Exchange Commission any information regarding this Agreement that it deems advisable in its sole discretion.

     6.11 Solicitation by Buyer. Following delivery of the Wind Down Notice, Buyer may solicit the DR Employees for employment, provided, however, that (absent Seller's written consent, which shall not be withheld unreasonably) no DR Employees shall commence employment with the Buyer or its Affiliates until the later to occur of the Closing Date or the Second Closing Date (if applicable). Notwithstanding the foregoing, Buyer shall not be obligated to offer to employ any DR Employees or any other Person, and Seller Parties shall indemnify Buyer for any liability Buyer may incur as a result of Law of a Governmental Entity or labor organization, which requires otherwise. Seller and its Affiliates will provide reasonable assistance in the transition of those DR Employees that accept employment with Buyer pursuant to this Section 6.11 . Not later then ten
(10) days prior to the Closing Date, Buyer shall notify Seller in writing of the names of the DR Employees which Buyer will hire as of the Closing Date (the "Chosen DR Employees"). For the period (the "No Hire Period") commencing on the date hereof and continuing until the earlier of (a) the first anniversary of the termination of this Agreement pursuant to Section 8.1 (if this Agreement is terminated) or (b) the first anniversary of the Closing Date (or, if applicable, the Second Closing Date), except as otherwise permitted under the terms of this Section 6.11 with respect to DR Employees, Buyer shall not solicit for employment or otherwise hire any person who is (as of any point during the No Hire Period) listed as a restricted employee of Seller or its Affiliates on Schedule 6.11 ("Restricted

Employee"); provided, however, that the foregoing restriction shall not apply to the extent that such DR Employee (other than
a Restricted  Employee) has   already  solicited,  responded to a
search for employment for, or is already in discussions (directly, through a professional recruiter, online or otherwise) with,
Buyer or its Affiliates  as  of  the  time  of  this   Agreement;
provided  further  that  the foregoing  restriction  shall not be
deemed  to include general solicitations  of   employment  (e.g.,
the   use   of   general  advertisements  in the media (including
trade media)  or  through  the   engagement  of  firms to conduct
searches  not  specifically directed toward the DR Employees).

     6.12 Insurance Coverage; Risk of Loss.

          (a) Insurance Coverage. From the date of this Agreement through the Closing Date, Seller shall maintain or cause to be maintained, at Seller's expense, insurance coverage on the Acquired Assets in accordance with Schedule
     4.14 hereto which may be improved by Buyer at its cost and expense and Seller will promptly use Commercially Reasonable Efforts to implement any such changes reasonably requested by Buyer in writing. Seller shall promptly provide proof of such insurance upon demand of Buyer. In addition, without otherwise limiting Seller's obligations under this Section
     6.12 , Seller shall notify Buyer as promptly as practicably possible of changes in coverage under, the expiration of, or the termination of insurance coverage otherwise required hereunder and provide Buyer as soon as reasonably possible with proof of any insurance policies replacing policies that have expired or been terminated. Seller shall name Buyer as an additional insured with respect to liability insurance coverage listed in Schedule 4.14 (it being understood, however, that Seller shall, without the consent of Buyer, have the right to amend, modify or replace any insurance maintained by Seller so long as it complies with the requirements set out in Schedule 4.14 and Buyer is named as an additional insured with respect to third-party liability coverage). In addition, Buyer shall also have the right, but not the obligation, at its sole cost and expense, to procure insurance in its sole name with respect to the Acquired Assets. In case of Seller's failure to maintain such insurance, Buyer may procure such at Seller's expense and deduct such from the Purchase Price.

          (b) Risk of Loss. Seller shall retain the risk of loss or damage by any circumstance to any Acquired Assets before the Closing.

     6.13 Transfer Taxes; Expenses; VAT. Any sales taxes, recording fees or similar taxes (specifically excluding Income Taxes, capital gains taxes and other similar taxes of Seller) payable as a direct result of the transfer of the Acquired Assets (collectively, the "Transfer Taxes") will be paid by Buyer. The Parties will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer Taxes and VAT (including any VAT exemption status with respect to the Assets). Seller shall present to the Buyer the invoice related to the sale of the Acquired Assets in compliance with applicable Laws and procedures established by local authorities and procedures established by local authorities so Buyer shall benefit from the VAT tax exemption.

     6.14 Assistance in Collecting Certain Amounts. If, after the Closing Date, Seller or any Affiliate of Seller shall wish to make a claim or otherwise take action with respect to an

Excluded Asset or an Excluded Liability, Buyer shall at Seller's expense paid in advance and if reasonably necessary assist, cooperate and consult with Seller or such Affiliate of Seller with respect to such action and shall remit promptly to Seller or such Affiliate of Seller any payments or other sums received by Buyer that relate thereto. Seller and the Affiliate of Seller shall remit promptly to Buyer any payments or other sums received by Seller or any Affiliates of Seller after the Closing Date that relate to any Acquired Assets

     6.15 Excluded Liabilities. Seller or Seller Parent shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

     6.16 Escrow. Buyer and Seller shall give joint express written instructions and notices in connection with the transactions contemplated in this Agreement to the Escrow Agent with respect to the Escrow Account and amounts held therein pursuant to this Agreement and the Escrow Agreement.

     6.17 DR Employees Warranty. At the Closing Date, Seller shall deliver a revised Schedule 4.17 which shall amend and restate Schedule 4.17 as attached to this Agreement as of the date of execution hereof.

     6.18 Permits. Immediately prior to the Effective Escrow Deposit Release Date, and again immediately prior to the Closing Date, Seller shall deliver a revised Schedule 2.1(g). Such Schedule shall include all permits required by applicable Law in connection with the operation and utilization of the Acquired Assets. Seller shall submit this Schedule to Buyer for Buyer's local counsel approval and review; upon such review and acceptance, it shall replace the existing schedule and become
Schedule 2.1(g) as of the Closing Date for purposes of the Agreement.

     6.19 Certifications.   As  promptly  as  reasonably possible
following  the Effective Date, Seller shall use its  Commercially
Reasonable Efforts to obtain and to deliver, or cause to be delivered, at its sole cost, the following:

          (a) a written authorization (the "Decommission Certificate") from the Superintendence permitting Seller to dismantle the Barges and other Generation Assets and remove them from the grid at any time from and after October 1, 2010, if not so permitted at any time, which authorization does not contain any conditions that cannot reasonably be expected to be fulfilled by Seller at or prior to the Closing;

          (b)  an official certification  from the Naval Ministry
     (Marina de Guerra) in the Dominican Republic confirming that the Barges are registered in the Dominican Republic;

          (c)  an official certification from the General Customs
     Directorate  (Direccion General de Aduanas) in the Dominican
     Republic confirming that Seller has no pending Indebtedness before such institution; and

          (d) a certification (the "Superintendence Certificate") from the Superintendence authorizing (i) the pledge of the Concession under the Contrato de Prenda de Concesion and the Security Agreement and (ii) the assignment of the Concession, on the Closing Date, under the Assignment and Assumption Agreement.

     In addition, as promptly as reasonably possible following the receipt of the certificate referred to in Section 6.19 (d), Buyer and Seller agree to execute and deliver the following:

          (e)  Contrato   de   Prenda   de   la   Concesion,   in
     substantially the form attached hereto as Exhibit K; and

          (f)  Contrato   de   Prenda   sin  Desapoderamiento, in
     substantially the form attached hereto as Exhibit L.


                           ARTICLE VII
                         INDEMNIFICATION

     7.1 Indemnification Obligations of Seller Parties. Seller Parties shall, jointly and severally, indemnify, hold harmless and defend the Buyer Indemnified Parties from, against and in respect of any actual out of pocket losses, claims, damages or expenses (including amounts paid in settlement and reasonable attorneys' fees and expenses), net of any insurance proceeds actually received in respect thereof (after taking into consideration any increase in insurance premium as a result of the insurance claim) (any of the foregoing, a "Loss") arising out of:

          (a) any breach of any representation or warranty made by any of Seller Parties in Section 4.1 (Organization),
     Section  4.2  (Authorization), Section 4.4  (Title), Section
     4.5 (Absence of Material Adverse Effect), Section 4.6 (Litigation), Section 4.9 (Taxes) including any matters listed in Schedule 4.9, Section 4.12 (Certain Fees),
     Section 4.16 (Environmental and Other Permits and Licenses),
     Section  4.17  (Labor  Matters  and  Employee Benefits)  and
     Section  4.18   (Absence  of  Certain  Payment  Obligations)
     (hereinafter collectively referred to as the "Seller Fundamental Representations") or any closing certificate confirming the accuracy thereof at Closing;

          (b) any breach of any representation or warranty made by any of Seller Parties in Article IV of this Agreement which does not constitute a Seller Fundamental Representation or any closing certificate confirming the accuracy thereof at Closing;

          (c)  a Seller Delivery Failure;

          (d)  any   breach   of   any   covenant,  agreement  or
     undertaking made by Seller in this Agreement (other than as described in Section 7.1 (c)) or any closing certificate confirming the accuracy thereof at Closing; and

          (e)  any Excluded Liability.

     7.2   Indemnification  Obligations of Buyer.   Buyer  shall,
indemnify and hold harmless the Seller Indemnified Parties from, against and in respect of any and all Losses arising out of:

          (a) any breach of any representation or warranty made by Buyer in Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.4 (Litigation) or Section 5.5 (Certain Fees) (hereinafter collectively referred to as the "Buyer Fundamental Representations");

          (b) any breach of any representation or warranty made by any of Buyer in Article V of this Agreement (other than the Buyer Fundamental Representations) or any closing certificate confirming the accuracy thereof at Closing;

          (c)  any   breach   of   any   covenant,  agreement  or
     undertaking made by Buyer in this Agreement or any closing certificate confirming the accuracy thereof at Closing; or

          (d)  any Assumed Liability.

     7.3 Survival. (a) The representations and warranties given or made by any Party herein shall survive the Closing for a period ending on the first anniversary of the Closing Date (or, if there is a Second Closing Date pursuant to Section 6.6, on the first anniversary of the Second Closing Date); except that (i) the Buyer Fundamental Representations and the Seller Fundamental Representations shall survive the Closing indefinitely or until the date thirty (30) days following the expiration of any applicable statutes of limitations if one exists, and (ii) any representation or warranty as to which a claim (including a contingent claim) shall have been asserted during the applicable survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

          (b)  The  covenants  and  agreements  of  the   Parties
     contained in  this  Agreement,  including those set forth in
     Article VI, shall survive the Closing in accordance with their terms.

     7.4  Indemnification Procedure.

          (a) Procedures for Third-Party Claims. Promptly after receipt by an Indemnified Party of notice by a third party of a threatened or filed complaint or the threatened or actual commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party is covered hereunder, such Indemnified Party shall provide written notification to Buyer, on the one hand, or Seller Parties, on the other hand, whoever is the appropriate indemnifying Party hereunder (the "Indemnifying Party"), but in any event within five (5) days after the Indemnified Party's knowledge of threatening or filing of such complaint or knowledge of the threatened or actual commencement of such audits, investigation, action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in material prejudice to the
     Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to assume the defense of such complaint, audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the reasonable fees and disbursements of such counsel. If the Indemnifying Party declines or fails to assume and continue to diligently prosecute the defense of the audit, investigation, action or proceeding (with respect to which the Indemnified Party is covered hereunder) on the terms provided above within such thirty (30) day period, however, the Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and, the

     Indemnifying  Party  will  pay  the  reasonable   fees   and
     disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single audit,
     investigation,   action   or   proceeding.   In   any audit,
     investigation, action or   proceeding  with respect to which
     indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at
     such   Party's   own   expense.  The  Indemnifying  Party or
     the Indemnified Party, as the case may be, shall at all times use Commercially Reasonable Efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, apprised of the status of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such
     matter.  No Indemnified Party may settle or   compromise any
     claim or consent to the entry of any judgment with   respect
     to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party.

          (b) Procedures for Direct Claims. If an Indemnified Party claims a right to payment pursuant to this Agreement not involving a third party claim covered by Section 7.4 (a) hereof, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by arbitration in accordance with this Agreement.

     7.5  Seller  Liability Limits.  Notwithstanding  anything to
the  contrary   set  forth  in  this  Agreement,  Seller Parties'
obligation  to   indemnify,  defend  and  hold  Buyer Indemnified
Parties harmless shall be limited as follows:

          (a) no amounts of indemnity shall be payable pursuant to Section 7.1 (b) unless the amount of Loss in connection with Section 7.1 (b) suffered by Buyer Indemnified Party related to each individual claim exceeds Fifty Thousand Dollars (U.S. $50,000), and then, subject to the other limitations of this Agreement, to the full extent of such claim;

          (b) no amounts of indemnity shall be payable pursuant to Section 7.1 (b) unless and until Buyer Indemnified Parties shall have suffered Losses in excess of Seven Hundred Fifty Thousand Dollars (U.S. $750,000) in the aggregate, in which case Buyer Indemnified Parties shall be entitled to recover only such Losses in excess of Three Hundred Seventy Five Dollars (U.S. $375,000);

          (c) Seller's obligations to Buyer as result of Seller Delivery Failure shall be determined solely in accordance with Section 2.5 (b) and Section 6.6 (f) and there shall be no liability therefor except as set forth in Section 2.5 (b) and Section 6.6 (f);

          (d)  in  no  event  shall  the  aggregate   amount   of
     indemnity required to be paid by Seller Parties to all Buyer
     Indemnified Parties pursuant to Section 7.1 (b), Section 7.1
     (c)

     (and Seller's related  obligations under Section 2.5 (b) and
     Section 6.6 (f)) and  Section  7.1 (d)  exceed  a  total  of
     Fifteen Million Dollars (U.S. $15,000,000);

          (e) in no event shall the aggregate amount of indemnity required to be paid by Seller Parties to all Buyer Indemnified Parties pursuant to Section 7.1 (a), Section 7.1
     (b), Section 7.1 (c) (and Seller's related obligations under
     Section 2.5 (b) and Section 6.6 (f)) and Section 7.1 (d) exceed an amount equal to the greater of (i) the Base Purchase Price and (ii) the Total Purchase Price;

          (f)  Seller's   obligations  under  Section  7.1 (a) or
     Section 7.1 (b) with respect to a breach of any representation or warranty made by any of Seller Parties in
     Section 4.7 (as it relates to Environmental Laws and Environmental Permits), Section 4.10 (as it relates to Environmental Laws and Environmental Permits) or Section
     4.16 shall be limited to Losses constituting fines, penalties or liability claims that are payable to Governmental Entities or other third parties;

          (g) for purposes of computing the aggregate amount of claims against Seller Parties, the amount of each claim by a Buyer Indemnified Party shall be deemed to be an amount equal to, and any payments by Seller Parties pursuant to
     Section 7.1 (b) shall be limited to, the amount of Losses in connection with Section 7.1 (b) that remain after deducting therefrom (i) any third party insurance proceeds actually received (less any future increase in insurance premiums payable by Buyer Indemnified Parties as a result of such insurance payment), and any indemnity, contributions or other similar payment payable by any third party actually received with respect thereto, and (ii) to the extent Buyer has used such Losses for Tax purposes, any net Tax benefit recognized (by reason of a Tax deduction, basis reduction, shifting of income, credit and/or deductions or otherwise) by a Buyer Indemnified Party or any Affiliate thereof with respect to the Losses or items giving rise to such claim for indemnification;

          (h)  the  amount  of  indemnity  payable  pursuant   to
     Section 7.1 (b) with respect to any Loss shall be reduced to the extent appropriate to reflect the relative contribution to such Loss, if any, caused by actions taken by Buyer or any Affiliate of Buyer after the Closing;

          (i) in any case where a Buyer Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which Seller Parties has indemnified the Buyer Indemnified Party pursuant to this Agreement, such Buyer Indemnified Party shall promptly pay over to Seller Parties the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by Seller Parties to or on behalf of Buyer Indemnified Party in respect of such matter and
     (ii) any amount expended by Seller in pursuing or defending any claim arising out of such matter; and

          (j)  in   any   claim  for  indemnification  under this
     Agreement, Seller Parties shall not be required to indemnify any Buyer Indemnified Party for its special, exemplary or consequential damages, including loss of profit or revenue,
     any  multiple  of  reduced  cash  flow,  interference   with
     operations, or loss of tenants, lenders, investors or buyers.

Any indemnity payment under this Agreement by Seller shall be treated as an adjustment to the Purchase Price for all Tax purposes.

     7.6 Buyer Liability Limits. Notwithstanding anything to the contrary set forth in this Agreement, Buyer obligation to indemnify, defend and hold Seller Indemnified Parties harmless shall be limited as follows:

          (a) no amounts of indemnity shall be payable pursuant to Section 7.2 (b) unless the amount of Loss in connection with Section 7.2 (b) suffered by Seller Indemnified Party related to each individual claim exceeds Fifty Thousand Dollars (U.S. $50,000), and then, subject to the other limitations of this Agreement, to the full extent of such claim;

          (b) no amounts of indemnity shall be payable pursuant to Section 7.2 (b) unless and until, Seller Indemnified Parties shall have suffered Losses in excess of Seven Hundred Fifty Thousand Dollars (U.S. $750,000) in the aggregate, in which case Seller Indemnified Parties shall be entitled to recover only such Losses in excess of Three Hundred Seventy Five Thousand Dollars (U.S. $375,000);

          (c) Buyer's obligation to Seller as a result of an early decommission shall be calculated solely in accordance with the definition of the Early Decommission Payment;

          (d) in no event shall the aggregate amount of indemnity required to be paid by Buyer to all Seller Indemnified Parties pursuant to Section 7.2 (b) and Section
     7.2 (c) exceed a total  of  Fifteen  Million  Dollars  (U.S.
     $15,000,000);

          (e)  in  no  event  shall  the  aggregate   amount   of
     indemnity required to be paid by the Buyer to all Seller Indemnified Parties pursuant to Section 7.2 (a), Section 7.2
     (b), and Section7.2 (c) exceed the greater of (i) the Base Purchase Price and (ii) the Total Purchase Price;

          (f) for purposes of computing the aggregate amount of claims against the Buyer, the amount of each claim by a Seller Indemnified Party shall be deemed to be an amount equal to, and any payments by Buyer pursuant to Section 7.2
     (b) shall be limited to, the amount of Losses in connection with Section 7.2 (b) that remain after deducting therefrom
     (i) any third party insurance proceeds actually received (less any future increase in insurance premiums payable by Seller Indemnified Parties as a result of such insurance payment), and any indemnity, contributions or other similar payment payable by any third party actually received with respect thereto and (ii) to the extent such Seller Party has used such Losses for Tax purposes, any net Tax benefit recognized (by reason of a Tax deduction, basis reduction, shifting of income, credit and/or deductions or otherwise) by a Seller Indemnified Party or any Affiliate thereof with respect to the Losses or items giving rise to such claim for indemnification;

          (g)  the  amount  of  indemnity  payable  pursuant   to
     Section 7.2 (b) with respect to any Loss shall be reduced to the extent appropriate to reflect the relative contribution to such Loss, if any, caused by actions taken by such Seller Party or any Affiliate after the Closing;

          (h) in any case where a Seller Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which Buyer has indemnified Seller Indemnified Party pursuant to this Agreement, such Seller Indemnified Party shall promptly pay over to Buyer the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by Buyer to or on behalf of Seller Indemnified Party in respect of such matter and (ii) any amount expended by Seller in pursuing or defending any claim arising out of such matter; and

          (i)  in  any  claim  for  indemnification   under  this
     Agreement, Buyer  shall  not  be  required  to indemnify any
     Seller   Indemnified  Party  for  its  special, exemplary or
     consequential damages, including  loss of profit or revenue,
     any  multiple  of  reduced  cash  flow,  interference   with
     operations, of loss of tenants, lenders, investors or buyers.

     7.7 Reasonable Steps to Mitigate. The Indemnified Party will take all Commercially Reasonable Efforts at the Indemnifying Party's cost (paid to the Indemnified Party in advance) to mitigate all Losses, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at Law or equity, and will provide such evidence and documentation of the nature and extent of the Loss as may be reasonably requested by the Indemnifying Party.

     7.8 Exclusive Remedies. The provisions of this Agreement and the Security Agreement which expressly set forth the rights and remedies shall be deemed exclusive and there shall be no other remedy or relief whatsoever available in lieu thereof with respect to such matters; provided, however, that nothing herein shall limit in any way such Party's remedies in respect of
(i) the right to obtain specific performance of the terms of this Agreement or the Security Agreement or (ii) fraud by another Party arising in connection with this Agreement.

     7.9  Force Majeure Losses.  Notwithstanding anything in this
Agreement to the contrary, no Party shall be responsible for any other Party's Losses to the extent any such Loss resulted from a Force Majeure Event.

                          ARTICLE VIII
                           TERMINATION

     8.1 Termination. This Agreement may be terminated at any time at or prior to the Closing:

          (a)  in writing, by mutual consent of the Parties;

          (b)  by Seller or Buyer upon the delivery of a Baseline
     Termination Notice in accordance with Section 2.12 ;

          (c) by written notice from Buyer to Seller at any time during the month of June 2009 upon the occurrence of a Registration Termination Event;

          (d)  by  written  notice  from Buyer  to Seller or from
     Seller  to  Buyer  (i)  upon  the  occurrence  of  an  Early
     Termination  Event  or (ii)  upon  the  occurrence    of   a
     Decommission Non-Authorization Event;

          (e) by written notice from Buyer to Seller (i) if a Major Delivery Failure has occurred with respect to either of the Barges which has not been cured as of the last day of the Delivery Window, (ii) pursuant to Section 6.6 (b) as a Force Majeure Termination, or (iii) if Seller has received the Wind Down Notice from Buyer and if the Closing has not occurred, for any reason other than delay or nonperformance by Buyer of its obligations under this Agreement, with respect to the Barges, on or before May 31, 2011;

          (f) by written notice from Seller to Buyer once all Seller's delivery obligations hereunder are tendered and Buyer fails to authorize the Escrow Agent to release the Escrow Deposit and pay the balance of the Closing Date Payment in accordance with Section 3.2 , and Buyer fails to cure such default within ten (10) Business Days after receipt of written notice of such failure from Seller; and

          (g) in the event that, at any time during this Agreement, it is reasonably expected that a Special Force Majeure Event (i) will last longer than one hundred twenty
     (120) calendar days from date as of which Buyer gives the written notice to Seller of the Special Force Majeure Event by Buyer and (ii) will materially and adversely affect the performance by Seller of its obligations (other than payment obligations) under or pursuant to this Agreement, Buyer has the sole option to terminate the Agreement after giving
     written  notice  to  Seller  that  it  intends   to   obtain
     alternative generation assets for the Mining Project. The definition of Special Force Majeure Event, for purposes of this Section 8.1 (g), means (i) sabotage, war, blockades, insurrections, and acts of terrorism, which are reasonably predicted by an independent expert to last longer than a
     period  of  one  hundred  twenty  (120)   days,   (ii)   the
     continuation for a period lasting longer than one hundred twenty (120) days of naturally occurring phenomena to the extent occurring in the Dominican Republic of acts of God, including storms, floods, hurricanes, tornadoes, earthquakes, tsunami, volcanic eruption, landslide, famine, plague or epidemic, and (iii) any laws, orders, rules, regulations, acts or restraints of any Governmental Entity or authority (civil or military), which are reasonably expected to last longer than a period of one hundred twenty (120) days after
     the  Parties  have  jointly  used  Commercially   Reasonable
     Efforts to cause such action by such Governmental Authority to cure the Special Force Majeure Event (to the extent that such has not been provoked, caused or created by an act or
     omission  of   Buyer   or   Seller,   or   their  respective
     Affiliates, contractors, subcontractors, agents, employees, officers or directors).

     8.2 Procedure and Effect of Termination. In the event of the termination of this Agreement, each Party shall redeliver all documents and other materials of the other Parties relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same, and there shall be no liability or obligation hereunder on the part of any of the Parties or any of their respective Affiliates, except that the obligations provided for in this Section 8.2 and in Section 8.3 and in Sections 6.8 , Section 6.10 and
Section 9.1 hereof shall survive any such termination.

     8.3  Termination Fees.

          (a) If this Agreement is terminated in writing by the Parties pursuant to Section 8.1 (a) hereof, the Parties shall take such steps as shall be specified in such mutual agreement.

          (b) If this Agreement is terminated by Buyer or Seller pursuant to Section 8.1 (b), then no Party shall have any further rights or obligations hereunder.

          (c) If this Agreement is terminated by Buyer pursuant to Section 8.1 (c) or Section 8.1(g) or by Buyer or Seller pursuant to Section 8.1 (d), then (i) Seller shall promptly pay to Buyer, by wire transfer of immediately available funds to a bank account (or accounts) as shall have been designated in writing by Buyer to Seller, an amount (in U.S. Dollars) equal to the sum of (A) the Effective Escrow
     Deposit plus (B) the Seller Interest Payment plus (C) if applicable and not previously paid by Seller to the Escrow Agent, the Escrow Shortfall and (ii) Buyer and Seller shall instruct the Escrow Agent to disburse to Buyer, in accordance with the terms of the Escrow Agreement the following: the Effective Escrow Deposit, the Escrow Deposit and the Escrow Interest Amount; Buyer shall upon receipt of the above amount, at the cost of Buyer, release all liens on the Acquired Assets pursuant to the Security Agreement. In this regard, Seller agrees that the amounts payable to Buyer pursuant to this Section 8.3 (c) are fair and reasonable, are not penalties and are intended to compensate the losses expected to be incurred by Buyer as a result of the termination of this Agreement pursuant to Section 8.1 (c),
     Section 8.1 (d) or Section 8.1 (g), and Buyer and Seller Parties hereby accept and agree to the foregoing damage calculation.

          (d) If this Agreement is terminated by Buyer pursuant to Section 8.1 (e), then (i) Seller shall promptly pay to Buyer, by wire transfer of immediately available funds to a bank account (or accounts) as shall have been designated in writing by Buyer to Seller, an amount (in U.S. Dollars) equal to the sum of (A) the Effective Escrow Deposit plus
     (B) the Seller Interest Payment plus (C) if due, the Seller Late Decommission Payment plus (D) if applicable and not previously paid by Seller to the Escrow Agent, the Escrow Shortfall and (ii) Buyer and Seller shall instruct the Escrow Agent to disburse to Buyer, in accordance with the terms of the Escrow Agreement, the Escrow Deposit and the Escrow Interest Amount, and Buyer shall upon receipt of the above amount, at the cost of Seller, release all liens on the Acquired Assets pursuant to the Security Agreement. In this regard, Seller agrees that the amounts payable to Buyer pursuant to this Section 8.3 (d) are fair and reasonable, are not penalties and are intended to compensate the losses expected to be incurred by Buyer as a result of the termination of this Agreement pursuant to Section 8.1 (e), and Buyer and Seller Parties hereby accept and agree to the foregoing damage calculation.

          (e) If this Agreement is terminated by Seller pursuant to Section 8.1 (f), then (i) Seller shall be entitled (A) to retain the Effective Escrow Deposit and (B) if applicable, to be paid the Early Decommission Payment by Buyer and (ii) if applicable and not previously paid by Seller to the Escrow Agent, Seller shall pay to the Escrow Agent the
     Escrow  Shortfall.  Upon  termination  of   this   Agreement
     pursuant to Section 8.1

     (f), Buyer shall, at Buyer's expense, release all liens on the Acquired Assets pursuant to the Security Agreement and the Escrow Agent shall release the Escrow Deposit and the Escrow Interest Amount to Buyer. In this regard, Buyer agrees that the amounts payable to Seller pursuant to this
     Section 8.3 (e) are fair and reasonable, are not penalties and reflect the parties' assessment and estimate of the damages and losses reasonably payable to Seller as a result of the termination of this Agreement pursuant to
     Section 8.1 (f), and Buyer and Seller Parties hereby accept and agree to the foregoing amounts as liquidated damages.

          (f) Notwithstanding anything herein to the contrary, it is understood that Seller's obligation to pay to Buyer, pursuant to this Section 8.3 , an amount equal to the Effective Escrow Deposit or the Seller Interest Payment shall be applicable only if the Effective Escrow Deposit is paid to Seller in accordance with Section 2.11 , and, similarly, Buyer's and Seller's obligation to instruct the Escrow Agent to disburse to Buyer the Effective Escrow Deposit, the Escrow Deposit and the Escrow Interest Amount shall be applicable only if Buyer has deposited the Effective Escrow Deposit or the Escrow Deposit, as applicable, with the Escrow Agent pursuant to Section 3.1.

          (g)  Notwithstanding  anything  herein to the contrary,
     it is  understood  that  Buyer or Seller, as applicable, may
     elect to  forgo  the  right  to  terminate  this   Agreement
     pursuant to Section 8.1 .

     8.4 No Duplicate Payments. Notwithstanding anything in this Agreement to the contrary, it is understood that no Party shall be required to make (or be charged with) any duplicate payment under this Agreement, the Escrow Agreement or the Security Agreement. Thus, for example, Seller Parties shall not be required to make a Seller Late Decommission Payment to Buyer under Section 2.5 (b) and also separately to have the
Closing Date Payment reduced by the Seller Late Decommission Payment pursuant to Section 3.1 (c)(v). Similarly, for example, Buyer shall not be required both to pay Seller the Early Decommission Payment pursuant to Section 8.3(e)(i) and also separately to have the Closing Date Payment increased by the Early Decommission Payment pursuant to Section 3.1 (c)(iv).

                           ARTICLE IX
                          MISCELLANEOUS

     9.1 Fees and Expenses. Whether or not the Acquisition is consummated pursuant hereto, each of Seller Parties and Buyer shall pay all fees and expenses incurred by, or on behalf of, Seller Parties or Buyer, respectively, in connection with, or in anticipation of, this Agreement and the consummation of the Acquisition.

     9.2  Notices.   All  notices, requests, demands, waivers and
other communications required or permitted to be given under this Agreement shall be in writing and shall be given by any of the following methods: (a) personal delivery; (b) U.S. registered or U.S. certified mail, postage prepaid, return receipt requested;
(c)  by  a  nationally recognized overnight courier service);  or
(d) by facsimile transmission. Notices shall be sent to the appropriate Party at its address given below (or at such other address for such Party as shall be specified by notice given hereunder:

          If to Buyer, to:

               Pueblo Viejo Dominicana Corporation
               P.O. Box 1395
               First Floor, Enfield House
               Upper Collymore Rock
               St. Michael, Barbados
               Attention:  Chairman
               Telephone:  +1-246-430-8875
               Facsimile:  +1-246-437-8860

          with a copy to:

               Barrick Gold Corporation
               3700 - 161 Bay Street
               P.O. Box 212
               Toronto, Ontario
               Canada M5J 2S1
               Attention:  General Counsel
               Telephone:  +1-416-861-9911
               Facsimile:  +1-416-861-9717

               Pellerano & Herrera
               Av. John F. Kennedy No. 10
               Santo Domingo, Dominican Republic
               Attention:  Mariangela Pellerano Hazoury
               Phone:  +1-809-541-5200
               Facsimile:  +1-809-567-0773

          If to Seller, to:

               Transcontinental Capital Corporation (Bermuda)
               Ltd.
               c/o Seaboard Corporation
               9000 West 67th Street
               Shawnee Mission, Kansas  66202
               United States of America
               Attention:  David Becker, General Counsel
               Telephone:  +1-913-676-8925
               Facsimile:  +1-913-676-8978
          with a copy to:

               Transcontinental Capital Corporation (Bermuda) Ltd. c/o Seaboard Corporation
               9000 West 67th Street
               Shawnee Mission, Kansas  66202
               United States of America
               Attention:   David Becker, General Counsel
               Telephone:  +1-913-676-8925
               Facsimile:  +1-913-676-8978

               King & Spalding LLP
               1180 Peachtree Street, N.E.
               Atlanta, Georgia 30309
               United States of America
               Attention:   Russell Richards, Esq.
               Telephone:  +1-404-572-4695
               Facsimile:  +1-404-572-5132

          If to Seller Parent, to:

               Seaboard Corporation
               9000 West 67th Street
               Shawnee Mission, Kansas  66202
               United States of America
               Attention:   Robert Steer, Executive Vice
               President and Chief Financial Officer
               Telephone:  +1-913-676-8833
               Facsimile:  +1-913-676-8976

          with a copy to:

               Seaboard Corporation
               9000 West 67th Street
               Shawnee Mission, Kansas  66202
               United States of America
               Attention:   David Becker, General Counsel
               Telephone:  +1-913-676-8925
               Facsimile:  +1-913-676-8978

     Each such notice or communication shall be effective when delivered at the address specified in this Section 9.2 (or in accordance with the latest unrevoked direction from such Party); provided, however, with respect to notice via facsimile transmission, notice or communication shall be effective when the sending Party has received a report of successful transmission. In the event of facsimile transmission, the sending Party shall promptly thereafter send a copy thereof via methods (a), (b) or
(c) for good order.

     9.3 Severability. If any term or other provision of this Agreement or any Ancillary Document is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement or the applicable Ancillary Document shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement or the applicable Ancillary Document so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Acquisition be consummated as originally contemplated to the fullest extent possible.

     9.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of Law, by any Party without the prior written consent of any other Party; provided, however, that Buyer may assign this Agreement to any Financing Party in connection with the financing of the Pueblo Viejo mining and processing project in the Dominican Republic (the "Mining Project"), but, in such case, Buyer shall continue to be bound by the terms hereof.

     9.5  No  Third-Party  Beneficiaries.   This   Agreement   is
exclusively for   the   benefit  of  Seller  Parties,  and  their
respective successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect to the obligations of Seller Parties under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

     9.6 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and the Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

     9.7  Governing Law and Choice of Forum.

          (a)  Subject   to the provisions of Section 9.10 , this
     Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Subject to the terms of Section 9.7 (c), actions arising out of or relating to this Agreement (except with respect to the Security Agreement, documents, certificates or instruments filed outside the United States of America in connection therewith) shall be heard and determined in any New York federal court sitting in the Borough of Manhattan of The City of New York (except with respect to the Security Agreement, documents, certificates or instruments filed outside the United States of America in connection therewith); provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.

     Consistent with the preceding sentence, the  Parties  hereby
     (i) submit to the jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to
     this  Agreement  brought  by  any  party  hereto  and   (ii)
     irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

          (c) Notwithstanding the provisions of Section 9.7 (b), Buyer or Seller may initiate proceedings seeking specific performance pursuant to Section 9.10 of this Agreement against the other Parties (i) in any federal court sitting in the Borough of Manhattan of the City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York, or (ii) in the country of, and under the laws of, (A) the Dominican Republic or (B) any such jurisdiction where the Barges are to be found.

     9.8 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the Parties hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.8.

     9.9  Process   Agents.   Seller  Parties  hereby irrevocably
designate and appoint Corporation Service Company as their authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Agreement or any Ancillary Documents. Buyer hereby irrevocably designates and appoints National Corporate Research, Ltd. as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Agreement or any Ancillary Documents.

     9.10 Specific Performance. The Parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy or the defense thereof by a Party claiming that there is an adequate remedy at law.

     9.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Party.

     9.12 Amendment;  Modification.   This  Agreement may only be
amended, modified or supplemented by express written agreement of the Parties.

     9.13 Disclosure Schedules. In no event shall the listing of such agreements or other matters in the Schedules be deemed or interpreted to broaden or otherwise amplify Seller Parties' representations and warranties, covenants or agreements contained in this Agreement or in any Ancillary Document, and nothing in the Schedules shall influence the construction or interpretation of any of the representations and warranties contained in this Agreement or in any Ancillary Document. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules or this Agreement. Furthermore, the disclosure of a particular item of information in the Schedules shall not be taken as an admission by Seller
Parties that such disclosure is required to be made under the terms of any of such representations and warranties. Disclosure of any fact or item in any Schedule hereto referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement if such disclosure would permit a reasonable person to find such disclosure relevant to such other Sections. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

     9.14 Waiver. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


                [SIGNATURES FOLLOW ON NEXT PAGE.]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                         SELLER:

                         TRANSCONTINENTAL CAPITAL
                         CORPORATION (BERMUDA) LTD.


                         By:  /s/ Robert L. Steer
                              Name:    Robert L. Steer
                              Title:   Vice President



                         SELLER PARENT:

                         SEABOARD CORPORATION


                         By:  /s/ Robert L. Steer
                              Name:   Robert L. Steer
                              Title:  Senior Vice President and
                                      Chief Financial Officer



                         BUYER:

                         PUEBLO VIEJO DOMINICANA
                         CORPORATION


                         By:  /s/ Gregory A. Lang
                              Name:  Gregory A. Lang
                              Title: Director


                         By:  /s/ Rich Haddock
                              Name:  Rich Haddock
                              Title: Director

                    EXHIBITS AND SCHEDULES TO
                    ASSET PURCHASE AGREEMENT
                    DATED SEPTEMBER 23, 2008
                 AMONG TRANSCONTINENTAL CAPITAL
                   CORPORATION (BERMUDA) LTD.,
                    SEABOARD CORPORATION AND
               PUEBLO VIEJO DOMINICANA CORPORATION


Following is a list of the Exhibits and Schedules to the Asset Purchase Agreement dated September 23, 2008, among Transcontinental Capital Corporation (Bermuda) Ltd., a Bermuda company limited by shares ("Seller"), Seaboard Corporation, a Delaware corporation ("Seller Parent"), and Pueblo Viejo Dominicana Corporation, a Barbados corporation registered as a branch in the Dominican Republic ("Buyer"), which is filed with the Securities and Exchange Commission ("SEC"). Seaboard Corporation ("Seaboard") undertakes to provide to the SEC the Exhibits and Schedules, as requested, subject to Seaboard's right to request confidential treatment under the Freedom of Information Act.

Exhibits

Exhibit A Form of Assignment and Assumption Agreement
Exhibit B Form of Bills of Sale
Exhibit C Form of Escrow Agreement
Exhibit D Protocol of Delivery and Acceptance
Exhibit E Form of Security Agreement
Exhibit F Form of Transfer Deed
Exhibit G Form of Notice to the Dominican Tax Authorities
Exhibit H Form of Notice to the Dominican Labor Department
Exhibit I Form of Hipoteca Naval
Exhibit J Form of Monthly Maintenance Report
Exhibit K Form of Contrato de Prenda de la Concesion
Exhibit L Form of Contrato de Prenda sin Desapoderamiento
Exhibit M Fuel Calculation Example
Exhibit N Replacement Power Example

Schedules

Schedule 1.1(a)     Hull Test Guidelines for Minimum Hull Standards
Schedule 1.1(b)     Knowledge of Buyer
Schedule 1.1(c)     Knowledge of Seller
Schedule 1.1(d)     Performance Test Guidelines for Baseline Performance Levels
Schedule 1.1(e)     Permitted Liens
Schedule 1.1(f)     Prudent Standards and Practices
Schedule 1.1(g)     Hull Maintenance
Schedule 1.1(h)     Effective Date Certificate

Schedule 1.1(i)     Known Hull Repair Issues On or Before Presigning Inspection
Schedule 2.1(a)     Generation Assets
Schedule 2.1(b)     Spare Parts Expected to be on Hand at Closing
Schedule 2.1(c)     Tangible Personal Property
Schedule 2.1(d)     Contracts
Schedule 2.1(g)     Permits
Schedule 2.2(g)     Events or Occurrences for Claims
Schedule 3.2        Inventory Schedule
Schedule 3.3        Allocation of Purchase Price
Schedule 4.5        Certain Exceptions
Schedule 4.6        Litigation
Schedule 4.8        Contingencies with Respect to Contracts
Schedule 4.9        Taxes
Schedule 4.10       Permit Exceptions
Schedule 4.14       Insurance
Schedule 4.15       Data and Documents
Schedule 4.16       Environmental Matters
Schedule 4.17       Schedule of Employees and Benefits
Schedule 6.11       Restricted Employees